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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.             )

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Simon Property Group, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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2020 PROXY STATEMENT

April 2, 2020

Dear Fellow Shareholder,

I am writing this letter to you at a time when COVID-19 is rapidly spreading across our country. The spread of this disease has brought the United States economy to a halt and recovery will take some time.

As you are aware, at this time, large gatherings are prohibited in many states. Although, I am inviting you to attend our Annual Meeting of Shareholders on May 12, 2020, at our headquarters in Indianapolis, Indiana; this year I must reserve the right to notify you in the future that our 2020 Annual Meeting will instead be a virtual one. The business to be conducted at the meeting, whether physical or virtual, is explained in the attached Notice of Annual Meeting and Proxy Statement.

I am thankful to my colleagues across Simon Property Group for their hard work and dedication, both in 2019, during which we continued our track record of posting record and sector-leading financial results, as well as over the last several weeks, while we have faced the challenges created by COVID-19. Finally, I would like to thank you, our shareholder, for your continued interest and support of our Company.

We are pleased to furnish proxy materials to our shareholders over the Internet. We believe that this e-proxy process expedites our shareholders' receipt of proxy materials, while also lowering the costs and reducing the environmental impact of our Annual Meeting.

Whether or not you plan to attend the meeting in person, and whether or not we have a physical or a virtual meeting, please read the Proxy Statement and vote your shares. Instructions for voting by mail, Internet and telephone are included in your Notice of Internet Availability of Proxy Materials or proxy card (if you receive your materials by mail). We hope that after you have reviewed the Proxy Statement you will vote in accordance with the Board's recommendations.

Sincerely,

David Simon
Chairman of the Board, Chief Executive Officer and President

  NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

MAY 12, 2020	8:30 A.M. (EDT)	Simon Property Group Headquarters 225 West Washington Street Indianapolis, Indiana 46204

ITEMS OF BUSINESS

1.
Elect the thirteen director nominees named in this Proxy Statement, including three directors to be elected by the voting trustees who vote the Class B common stock;

2.
Advisory vote to approve the compensation of our Named Executive Officers;

3.
Ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2020; and

4.
Other business as may properly come before the meeting or any adjournments or postponements of the meeting.

RECORD DATE

You can vote if you were a shareholder of record on March 16, 2020 (the "Record Date").

ANNUAL REPORT

Our 2019 Annual Report to Shareholders accompanies, but is not part of, or incorporated into, this Proxy Statement.

PROXY VOTING

On or about April 2, 2020, a Notice of Internet Availability of Proxy Materials and Notice of Annual Meeting of Shareholders (the "Notice") is first being mailed to our shareholders of record as of the Record Date and our proxy materials are first being posted on the website referenced in the Notice (www.proxyvote.com). As more fully described in the Notice, all shareholders may choose to access our proxy materials on the website referred to in the Notice or may request a printed set of our proxy materials. In addition, the Notice and website provide information regarding how you may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis. The Company will make a $1.00 charitable contribution to the Simon Youth Foundation (www.syf.org) on behalf of each shareholder who signs up for electronic delivery. For those shareholders who previously requested to receive proxy materials in printed form by mail or electronically by email on an ongoing basis, you will receive those materials as you requested.

Shareholders as of the Record Date are invited to attend the 2020 Annual Meeting, but if you cannot attend in person, please vote in advance of the meeting by using one of the methods described in the Proxy Statement. Shareholders may vote their shares (1) in person at the 2020 Annual Meeting, (2) by telephone, (3) through the Internet or (4) by completing and mailing a proxy card if you receive your proxy materials by mail. Specific instructions for voting by telephone or through the Internet are included in the Notice. If you attend and vote at the meeting, your vote at the meeting will replace any earlier vote you cast.

COVID-19

We intend to hold the 2020 Annual Meeting in person as described herein; however, as part of our precautions regarding COVID-19, we are planning for the possibility that the Company's 2020 Annual Meeting may be held solely by means of remote communication. If we take this step, we will announce the decision to do so in advance by filing Definitive Additional Materials with the Securities and Exchange Commission along with notice of the changes to the Annual Meeting. Details on how to participate will be available at investors.simon.com.

By order of the Board of Directors,

Steven E. Fivel
General Counsel and Secretary

April 2, 2020

SIMON PROPERTY GROUP 2020 PROXY STATEMENT 1

PLEASE VOTE

It is very important that you vote to play a part in the future of the Company. New York Stock Exchange ("NYSE") rules provide that if your shares are held through a broker, bank, or other nominee, they cannot vote on your behalf on non-discretionary matters without your instruction.

PROPOSALS WHICH REQUIRE YOUR VOTE

PROPOSAL		MORE INFORMATION	BOARD RECOMMENDATION	BROKER NON-VOTES	ABSTENTIONS	VOTES REQUIRED FOR APPROVAL

1	Elect the ten (10) independent director nominees named in this Proxy Statement	Page 12	FOR ALL NOMINEES	Do not impact outcome.	Do not impact outcome.	More votes FOR than AGAINST. Under our By-Laws, a nominee who receives more AGAINST votes than FOR votes will be required to tender his or her resignation.

2	Advisory vote to approve the compensation of our Named Executive Officers	Page 23	FOR	Do not impact outcome.	Do not impact outcome.	Majority of votes cast.

3	Ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2020	Page 44	FOR	N/A	Do not impact outcome.	Majority of votes cast.

BY INTERNET USING A COMPUTER	BY TELEPHONE	BY MAIL

Vote 24/7 www.proxyvote.com	Dial toll-free 24/7 1-800-690-6903	Cast your ballot, sign your proxy card and send by pre-paid mail

PLEASE VISIT  annualmeeting.simon.com

•
Review and download easy to read versions of our Proxy Statement and Annual Report on Form 10-K for the fiscal year ended December 31, 2019 (the "Annual Report").

SIGN UP FOR FUTURE ELECTRONIC DELIVERY TO REDUCE THE IMPACT ON THE ENVIRONMENT.

•
The Company will make a $1.00 charitable contribution to the Simon Youth Foundation (www.syf.org) on behalf of each shareholder who signs up for electronic delivery. To sign up for electronic delivery, please follow the instructions above to vote "BY INTERNET USING A COMPUTER", and when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

  As part of our precautions regarding COVID-19, we are planning for the possibility that the Company's 2020 Annual Meeting may be held solely by means of remote communication. If we take this step, we will announce the decision to do so in advance by filing Definitive Additional Materials with the Securities and Exchange Commission along with notice of the changes to the Annual Meeting. Details on how to participate will be available at investors.simon.com.

2 SIMON PROPERTY GROUP 2020 PROXY STATEMENT

PROXY SUMMARY

This proxy summary highlights information which may be contained elsewhere in this Proxy Statement. This summary does not contain all of the information that you should consider, and you should read the entire Proxy Statement carefully before voting. Page references are supplied to help you find further information in this Proxy Statement.

ELIGIBILITY TO VOTE (Page 48)

You can vote if you were a shareholder of record at the close of business on the Record Date (March 16, 2020).

HOW TO CAST YOUR VOTE (Page 48)

You can vote by any of the following methods: (i) Internet: Go to www.proxyvote.com until 11:59 P.M. EDT on May 11, 2020; (ii) Telephone:   Call 1-800-690-6903 until 11:59 P.M. EDT on May 11, 2020; (iii) Mail:   Complete, sign and return your proxy or voting instruction card; or (iv) In Person:   Vote in person by ballot at the 2020 Annual Meeting.

GOVERNANCE OF THE COMPANY (Page 7)

We pride ourselves on continuing to observe and implement best practices in our corporate governance.

SUSTAINABILITY (Page 46)

We have a long-standing commitment to our shareholders and communities to conduct our business in an environmentally and socially responsible manner.

VOTING PROPOSALS	BOARD'S RECOMMENDATIONS

Proposal 1	Elect the ten (10) independent director nominees named in this Proxy Statement	FOR ALL NOMINEES (Page 12)
Proposal 2	Advisory vote to approve the compensation of our Named Executive Officers	FOR (Page 23)
Proposal 3	Ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2020	FOR (Page 44)

1.    ELECTION OF DIRECTORS (Page 12)

NAME OF INDEPENDENT DIRECTOR	AGE	OCCUPATION	COMMITTEE MEMBERSHIPS

Glyn F. Aeppel	61	President and CEO of Glencove Capital	Governance and Nominating
Larry C. Glasscock	71	Former Chairman and CEO of Anthem, Inc.	Lead Independent Director, Audit, Governance and Nominating
Karen N. Horn, Ph.D.	76	Senior Managing Director of Brock Capital Group	Governance and Nominating (Chair)
Allan Hubbard	72	Co-Founder, Chairman and Partner of E&A Companies	Compensation, Governance and Nominating
Reuben S. Leibowitz	72	Managing Member of JEN Partners	Compensation (Chair), Audit
Gary M. Rodkin	67	Retired Chief Executive Officer and Director of ConAgra Foods, Inc.	Governance and Nominating
Stefan M. Selig	57	Founder of BridgePark Advisors LLC	Audit, Compensation
Daniel C. Smith, Ph.D.	62	President and CEO of the Indiana University Foundation and Clare W. Barker Professor of Marketing, Indiana University, Kelley School of Business	Compensation
J. Albert Smith, Jr.	79	Chairman, Chase Bank in Central Indiana and Managing Director of J.P. Morgan Private Bank	Audit (Chair), Compensation
Marta R. Stewart	62	Retired Executive Vice President and Chief Financial Officer of Norfolk Southern Corporation	Audit

NAME OF CLASS B DIRECTOR	AGE	OCCUPATION	COMMITTEE MEMBERSHIPS

David Simon	58	Chairman of the Board, Chief Executive Officer and President of the Company	None
Richard S. Sokolov	70	Vice Chairman of the Company	None
Herbert Simon	85	Chairman Emeritus of the Board of the Company	None

SIMON PROPERTY GROUP 2020 PROXY STATEMENT 3

PROXY SUMMARY

2.    ADVISORY VOTE TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS (Page 23)

3.    COMPENSATION DISCUSSION AND ANALYSIS (Page 24)

The Compensation Committee of the Board believes that the Company's rigorous performance-based compensation programs operated to align the interests of all of the Company's stakeholders, including its shareholders, with the compensation of our Named Executive Officers ("NEOs") in 2019. The Compensation Committee is confident that our executive compensation program is appropriately designed to incent strong performance over the longer term.

4.    RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM (Page 44)

4 SIMON PROPERTY GROUP 2020 PROXY STATEMENT

This Proxy Statement and accompanying proxy card are being made available to shareholders on or about April 2, 2020, in connection with the solicitation by the Board of Directors (the "Board") of Simon Property Group, Inc. ("Simon", "SPG", "we", "us", "our" or the "Company") of proxies to be voted at the 2020 Annual Meeting of Shareholders (the "2020 Annual Meeting") to be held at the corporate headquarters of the Company located at 225 West Washington Street, Indianapolis, Indiana 46204, on May 12, 2020, at 8:30 a.m. (EDT). As required by rules adopted by the U.S. Securities and Exchange Commission (the "SEC"), the Company is making this Proxy Statement and its Annual Report available to shareholders electronically via the Internet. In addition, SPG is using the SEC's "Notice and Access" rules to provide shareholders with more options for receipt of these materials. Accordingly, on April 2, 2020, the Company will begin mailing the Notice of Internet Availability of Proxy Materials (the "Notice") to shareholders containing instructions on how to access this Proxy Statement and the Company's Annual Report via the Internet, how to vote online or by telephone, and how to receive paper copies of the documents and a proxy card.

SUMMARY OF 2019 FINANCIAL PERFORMANCE

This summary provides highlights of certain information in this Proxy Statement. This summary does not contain all of the information that you should consider, and therefore you should read the entire Proxy Statement before voting. For more complete information regarding the Company's 2019 performance you should review the Company's Form 10-K for the year ended December 31, 2019, filed with the SEC on February 21, 2020 and Form 8-K furnished to the SEC on February 4, 2020.

2019 was a successful and productive year for the Company. This performance was reflected across our key financial metrics.

In 2019, we paid dividends per share of $8.30, the highest ever paid by the Company. The compound annual growth rate ("CAGR") for our annual dividend payments for the period from 2015 through 2019 was 8.2%. The Company has a track record of returning funds to shareholders not only in the form of dividends, but over the last five years through a share repurchase program as well. In 2019, aggregating the Company's dividend payments and share repurchase program, the Company returned approximately $3.3 billion to its shareholders. Over the last decade we have returned more than $22 billion to our shareholders.

SIMON PROPERTY GROUP 2020 PROXY STATEMENT 5

SUMMARY OF 2019 FINANCIAL PERFORMANCE

Our Return on Equity has increased from 41.0% in 2015 to 83.2% in 2019.

In 2019, we generated funds from operations ("FFO") of $12.04 per share. The 2019 results included a $0.33 per share loss on extinguishment of debt. FFO per share before this $0.33 per share debt charge was $12.37. See "Where do I find reconciliation of Non-GAAP terms to GAAP terms?" in the section of this Proxy Statement titled "Frequently Asked Questions and Answers" on page 50. Our FFO CAGR for the period from 2015 through 2019 was 5.1%.

6 SIMON PROPERTY GROUP 2020 PROXY STATEMENT

CORPORATE GOVERNANCE OF THE COMPANY

BOARD LEADERSHIP STRUCTURE

In March of 2014, Larry C. Glasscock was appointed by our independent directors to serve as our Lead Independent Director. The Lead Independent Director performs the duties specified in the Governance Principles described below and such other duties as are assigned from time to time by the independent directors of the Board. We believe that our Lead Independent Director is performing his duties in an effective manner. Under our Governance Principles, the Lead Independent Director is empowered to:

•
preside at all meetings of the Board at which the Chairman of the Board ("Chairman") is not present, including executive sessions of the independent directors;

•
serve as a liaison between the Chairman and the independent directors, including by facilitating communication and sharing of views between the independent directors and the Chairman;

•
approve materials sent to the Board and advise on such information;

•
approve meeting agendas for the Board and coordinate with the Chairman with respect to developing such agendas;
•
approve meeting schedules for the Board to assure there is sufficient time for discussion of all agenda items and coordinate with the Chairman with respect to developing such schedules;
•
call meetings of the independent directors;
•
if requested by major shareholders, ensure that he or she is available for consultation and direct communication; and
•
retain outside advisors and consultants to report directly to the Board on Board-wide matters.

Mr. David Simon has served since 2007 as the Chairman and Chief Executive Officer ("CEO") and since February 15, 2019, also as our President. The Board believes that having Mr. David Simon fill these leadership roles is an appropriate and efficient leadership structure. Together, our Lead Independent Director and the CEO deliver clear leadership, responsibility and accountability, effective decision-making, and a cohesive corporate strategy.

Ten of our director nominees are independent under the requirements set forth in the NYSE Listed Company Manual. All of the members of the Audit Committee, Governance and Nominating Committee, and Compensation Committee are independent directors under the listing requirements and rules of the NYSE and other applicable laws, rules, and regulations.

We recognize the importance of refreshing our Board. Consistent with this belief, in the last five years we have appointed four new directors, including two new directors in the last three years.

40% of our independent directors have been on the Board for five years or fewer compared to 12.5% in 2015.

SIMON PROPERTY GROUP 2020 PROXY STATEMENT 7

CORPORATE GOVERNANCE OF THE COMPANY

SUMMARY OF BOARD EXPERIENCE

	G. AEPPEL	L. GLASSCOCK	K. HORN	A. HUBBARD	R. LEIBOWITZ	G. RODKIN	S. SELIG	A. SMITH	D. SMITH	M. STEWART	D. SIMON	R. SOKOLOV	H. SIMON

High level of financial literacy and capital markets experience	X	X	X		X	X	X	X		X	X
Relevant Chief Executive Officer/President experience	X	X	X	X	X	X		X	X		X	X
Retail real estate or commercial real estate experience	X	X			X			X			X	X	X
Broad international exposure	X		X			X	X		X		X		X
Marketing/marketing-related technology experience				X		X			X
Governmental or geopolitical expertise			X	X			X					X
Risk oversight/management expertise	X	X	X	X	X	X		X	X	X	X	X	X

THE BOARD BELIEVES THAT ITS MEMBERS SHOULD:

•
exhibit high standards of independent judgment and integrity;
•
have a strong record of achievements;
•
have an understanding of our business and the competitive environment in which we operate;
•
have diverse experiences and backgrounds, including racial and gender diversity; and
•
be committed to enhancing shareholder value on a long-term basis and have sufficient time to carry out their duties.

In addition, the Board has determined that the Board, as a whole, should strive to have the right mix of characteristics and skills necessary to effectively perform its oversight responsibilities. The Board believes that directors with one or more of the following professional skills or experiences can assist in meeting this goal:

•
leadership of large and complex organizations;
•
accounting and finance;
•
e-commerce related Internet-based businesses;
•
capital markets;
•
retail marketing;
•
strategic planning;
•
real estate acquisitions, development, and operations;
•
banking, legal, and corporate governance;
•
government and governmental relationships;
•
international business; and
•
human capital management.

THE BOARD'S ROLE IN OVERSIGHT OF RISK MANAGEMENT

While risk management is primarily the responsibility of our management, the Board provides overall risk oversight focusing on the most significant risks we face. We have implemented a Company-wide enterprise risk management process to identify and assess the major risks we face and to develop strategies for controlling, mitigating, and monitoring risk. As part of this process, we gather information throughout our Company on an annual basis to identify and prioritize management of these major risks. The identified risks and risk mitigation strategies are validated with management and discussed with the Audit Committee on an ongoing basis.

The Audit Committee reviews our risk management programs and reports on these items to the full Board. Our Vice President of Audit Services is responsible for supervising the enterprise risk management process and in that role reports directly to the Audit Committee. Other members of senior management who have responsibility for designing and implementing various aspects of our risk management process also regularly meet with the Audit Committee. The Audit Committee discusses our identified financial and operational risks with our CEO and Chief Financial Officer and receives reports from other members of senior management with regard to our identified risks.

The Compensation Committee is responsible for overseeing risks relating to our compensation policies and practices. Specifically, the Compensation Committee oversees the design of incentive compensation arrangements for our executive officers to implement our pay-for-performance philosophy without encouraging or rewarding excessive risk-taking by our executive officers.

8 SIMON PROPERTY GROUP 2020 PROXY STATEMENT

CORPORATE GOVERNANCE OF THE COMPANY

Our management regularly conducts additional reviews of risks, as needed, or as requested by the Board or Audit Committee.

DIRECTOR INDEPENDENCE

The Board has adopted standards to assist it in making determinations of director independence. These standards incorporate, and are consistent with, the definition of "independent" contained in the NYSE Listed Company Manual and other applicable laws, rules and regulations in effect from time to time regarding director independence. These standards are included in our Governance Principles, which are available at governanceprinciples.simon.com. In March 2014, the Board amended and restated the Governance Principles to strengthen the role of the Lead Independent Director. The Board has affirmatively determined that each person nominated by the Board for election as a director by the holders of voting shares of common stock and listed in this Proxy Statement meets these standards and is independent.

Mr. David Simon, Mr. Richard S. Sokolov and Mr. Herbert Simon are our employees and are not independent directors.

POLICIES ON CORPORATE GOVERNANCE

Good corporate governance is important to ensure that the Company is managed for the long-term benefit of its shareholders and to enhance the creation of long-term shareholder value. Each year, the Governance and Nominating Committee reviews our Governance Principles and recommends to the Board any suggested modifications. Also, the Audit Committee obtains reports from management and the Company's Vice President of Audit Services that the Company and its subsidiaries are operating in conformity with the Company's Code of Business Conduct and Ethics, which can be found at codeofconduct.simon.com, and advises the Board with respect to the Company's policies and procedures regarding compliance with the Company's Code of Business Conduct and Ethics. In addition, each of the Board's standing committees reviews its written charter on an annual basis to consider whether any changes are required. These charters are located on our website at committeecomposition.simon.com. In addition to clicking on the preceding links, the current version of each of these documents is available by visiting www.simon.com and navigating to "Governance" by clicking on "Investors", or by requesting a printed copy without charge upon written request to our Secretary at 225 West Washington Street, Indianapolis, Indiana 46204.

We will also either disclose on Form 8-K and/or post on our Internet website any substantive amendment to, or waiver from, a provision of the Code of Business Conduct and Ethics that applies to any of our directors or executive officers.

PROXY ACCESS

Our Amended and Restated By-Laws (the "By-Laws") provide for the ability of a shareholder, or a group of up to 20 shareholders, owning at least three percent of the Company's outstanding Class A common stock continuously for at least three years, to nominate and include in the Company's proxy materials director nominees constituting up to the greater of two nominees or 20% of the number of directors on the Board that the Class A common shareholders are entitled to elect, provided that the shareholders and the nominees satisfy the requirements in our By-Laws.

MAJORITY VOTE STANDARD FOR ELECTION OF DIRECTORS

Our By-Laws provide for a majority of votes cast standard for the election of directors in an uncontested election. The majority of votes cast standard for purposes of the election of director nominees means that in order for a director to be elected, the number of votes cast FOR a director's election must exceed the number of votes cast AGAINST that director's election. Any director who, in an uncontested election, receives a greater number of AGAINST votes than FOR votes must promptly tender his or her resignation to the Board, subject to its acceptance. The Governance and Nominating Committee will promptly consider the tendered resignation and recommend to the Board whether to accept or reject it. Both the Governance and Nominating Committee and the Board may consider any factors they deem appropriate and relevant to their actions. The Board will act on the tendered resignation, taking into account the Governance and Nominating Committee's recommendation. The affected director cannot participate in any part of the process. We will publicly disclose the Board's decision by a press release, a filing with the SEC or other broadly disseminated means of communication within 90 days after the shareholders' vote has been certified.

In a contested election (in which the number of nominees exceeds the number of directors to be elected), the standard for election of directors will be a plurality of the votes cast by the holders of shares entitled to vote on the election of directors, provided a quorum is present.

NOMINATIONS FOR DIRECTORS

The Governance and Nominating Committee will consider director nominees recommended by shareholders. A shareholder who wishes to recommend a director candidate in this manner should send such recommendation to our Secretary at 225 West Washington Street, Indianapolis, Indiana 46204, who will forward it to the Governance and Nominating Committee. Any such recommendation shall include a description of the candidate's qualifications for Board service, the candidate's written consent to be considered for nomination and to serve if nominated and elected, as well as the addresses and telephone numbers for contacting the shareholder and the

SIMON PROPERTY GROUP 2020 PROXY STATEMENT 9

CORPORATE GOVERNANCE OF THE COMPANY

candidate for more information. A shareholder who wishes to nominate an individual as a director candidate at an annual meeting of shareholders, rather than either recommend the individual to the Governance and Nominating Committee as a nominee or utilize the proxy access process described above and set forth in Section 1.11 of our By-Laws, shall comply with the advance notice requirements for shareholder nominations set forth in Section 1.10 of our By-Laws.

Our Governance Principles provide that all candidates for election as members of the Board should possess high personal and professional ethics, integrity and values and be committed to representing the long-term interests of our shareholders and otherwise fulfilling the responsibilities of directors as described in our Governance Principles. In 2016, we amended our Governance Principles to clearly reflect and communicate the Board's long-standing diversity goals including, without limitation, the pursuit of racial and gender diversity taking into account the skills and other attributes the Board believes are required for any new director. Our Governance Principles further provide that if our directors simultaneously serve on more than four boards of public companies, including our Board, then the Board or Governance and Nominating Committee must determine that serving on more than four public company boards does not impair the ability of the director to serve as an effective member of our Board. In recommending candidates to the Board for election as directors, the Governance and Nominating Committee will consider the foregoing minimum qualifications as well as each candidate's credentials, keeping in mind our desire, as stated in our Governance Principles, to have a Board representing diverse experiences and backgrounds, as well as expertise in or knowledge of specific areas that are relevant to our business activities. Although we do not have term limits or a mandatory retirement age for our directors, we do believe that periodic board refreshment is beneficial. Consistent with this belief, in the last five years we have appointed four new directors, including two new directors in the last three years.

COMMUNICATIONS WITH THE BOARD

The Board has implemented a process by which our shareholders and other interested parties may communicate with one or more members of our Board, its committees, the Lead Independent Director, or the independent directors as a group in a writing addressed to Simon Property Group, Inc., Board of Directors, c/o Secretary, 225 West Washington Street, Indianapolis, Indiana 46204. The Board has instructed our Secretary to promptly forward all such communications to the specified addressees thereof.

SHAREHOLDER ENGAGEMENT AND OUTREACH

The Company has continued to reach out to and engage with shareholders, over the course of the past year, concerning, among other things, executive compensation, sustainability, political contributions, and inclusiveness. In addition, since our 2019 annual meeting and before mailing this Proxy Statement, our executive officers have considered the input received from shareholders through a variety of means.

TRANSACTIONS WITH RELATED PERSONS

On an annual basis, each director and executive officer is obligated to complete a director and officer questionnaire, which requires disclosure of any transactions with us in which the director or executive officer, or any member of his or her immediate family, has or will have an interest. Pursuant to our Code of Business Conduct and Ethics at codeofconduct.simon.com, which is also available in the Governance section of our website at investors.simon.com, the Audit Committee must review and approve all related person transactions in which any executive officer, director, director nominee or more than 5% shareholder of the Company, or any of their immediate family members, had, has or will have a direct or indirect material interest. Pursuant to the charter of the Audit Committee, which is available in the Governance section of our website at investors.simon.com, the Audit Committee may not approve a related person transaction unless (1) it is in, or not inconsistent with, our best interests and (2) where applicable, the terms of such transaction are at least as favorable to us as could be obtained from an unrelated third party. Our Restated Certificate of Incorporation requires that at least a majority of our directors be neither our employees nor members or affiliates of members of the Simon family. Our Restated Certificate of Incorporation further requires that transactions involving the Company, individually or in our capacity as general partner of our subsidiary, Simon Property Group, L.P. (the "Operating Partnership"), and any entity in which any of the Simons has an interest must, in addition to any other vote that may be required, be approved in advance by a majority of such independent directors. We currently have ten independent directors serving on the Board.

Our General Counsel is charged with reviewing any conflict of interest involving any other employee.

10 SIMON PROPERTY GROUP 2020 PROXY STATEMENT

CORPORATE GOVERNANCE OF THE COMPANY

TRANSACTIONS WITH THE SIMONS

We provide MSA with office space and legal, human resource administration, property specific financing and other support services to Melvin Simon and Associates, Inc. ("MSA"), a related party, for which we received a fee of $600,000 in 2019 which is net of our reimbursement to Mr. Herbert Simon for costs incurred to operate his personal aircraft when used for Company related business purposes. These payments and reimbursements were reviewed and approved by the Audit Committee.

In addition, pursuant to management agreements that provide for our receipt of a management fee and reimbursement of our direct and indirect costs, we have managed since 1993 two shopping centers owned by entities in which Mr. David Simon and Mr. Herbert Simon have ownership interests, for which we received a fee of $3,899,001 in 2019. MSA is owned 30.94% by trusts for the benefit of Mr. Herbert Simon, 3.04% by a trust for the benefit of Mr. David Simon, and by certain other shareholders. These agreements have been reviewed and approved by the Audit Committee. In 2019, we reimbursed

Mr. David Simon $2,004,834 for the Company-related business use of his personal aircraft and an alternative aircraft when his personal aircraft was out of service. Our reimbursement for use of Mr. David Simon's personal aircraft is based upon a below-market hourly cost of operating the aircraft and the verified number of hours used for Company business, plus reimbursement for certain out-of-pocket expenses. These reimbursements were reviewed and approved by the Audit Committee.

The Company hired Mr. Eli Simon as Senior Vice President of Corporate Investments on May 20, 2019. Mr. Eli Simon is the son of Mr. David Simon, the Company's Chairman of the Board, CEO, and President and the grand nephew of Mr. Herbert Simon the Company's Chairman Emeritus. Mr. Eli Simon was hired at a base salary of $300,000 per year and on July 15, 2019 the Compensation Committee approved a grant of restricted common stock to Mr. Eli Simon with a grant date value of $250,000 which vests over a three year period, in equal installments. These terms of employment were reviewed and approved by the Audit Committee.

SIMON PROPERTY GROUP 2020 PROXY STATEMENT 11

PROPOSAL 1:      Election of Directors

The Board currently consists of thirteen members. Based on the recommendation of the Governance and Nominating Committee, the Board has nominated the following ten persons listed as "Nominees for Director to be Elected by Holders of Voting Shares." All of the nominees are current directors.

We expect each nominee for election as a director named in this Proxy Statement will be able to serve if elected. If any nominee is not able to serve, proxies will be voted in favor of the remainder of those nominated and may be voted for substitute nominees.

The names, principal occupations and certain other information about the nominees for director, as well as key experiences, qualifications, attributes and skills that led the Governance and Nominating Committee to conclude that such person is currently qualified to serve as a director, are set forth on the following pages.

NOMINEES FOR DIRECTOR TO BE ELECTED BY HOLDERS OF VOTING SHARES

THE BOARD RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THE FOLLOWING INDEPENDENT DIRECTOR NOMINEES:

Glyn F. Aeppel Age: 61 Director since: 2016 Committees Served: Governance and Nominating Other Public Directorships: AvalonBay Communities, Inc.	Larry C. Glasscock
Age: 71
Director since: 2010
Committees Served: Lead Independent Director, Audit, Governance and Nominating
Other Public Directorships: Zimmer Biomet Holdings, Inc. and Sysco Corporation

President and Chief Executive Officer of Glencove Capital, a lifestyle hospitality investment and advisory company that she founded in 2010. From October 2008 to May 2010, Ms. Aeppel served as Chief Investment Officer of Andre Balazs Properties, an owner, developer and operator of lifestyle luxury hotels. From April 2006 to October 2008, she served as Executive Vice President of Acquisitions and Development for Loews Hotels and was a member of its executive committee. From April 2004 to April 2006, she was a principal of Aeppel and Associates, a hospitality advisory development company, during which time she assisted Fairmont Hotels and Resorts in expanding in the United States and Europe. Prior to April 2004, Ms. Aeppel held executive positions with Le Meridien Hotels, Interstate Hotels & Resorts, Inc., FFC Hospitality, LLC, Holiday Inn Worldwide and Marriott Corporation. Ms. Aeppel currently serves on the board of directors of AvalonBay Communities, Inc., where she is a member of the nominating and governance committee and of the investment and finance committee. She also serves on the boards of Exclusive Resorts, LLC, Gilbane Inc., and Concord Hospitality Enterprises, all privately held companies. Ms. Aeppel previously served on the boards of Key Hospitality Acquisition Corporation, Loews Hotels Corporation and Sunrise Senior Living, Inc.

SPECIFIC QUALIFICATIONS AND EXPERIENCE OF PARTICULAR RELEVANCE TO OUR COMPANY
Ms. Aeppel has more than 30 years of experience in property acquisitions, development and financing. Ms. Aeppel has experience in both public and private companies focusing on the acquisition, operation and branding of hotel properties, including serving as Chief Investment Officer at Andre Balazs Properties and Executive Vice President, Acquisitions and Development, of Loews Hotel Corporation. She is a member of our Governance and Nominating Committee.

Former Chairman and CEO of Anthem, Inc., a healthcare insurance company, from November 2005 to March 2010. Mr. Glasscock also served as President and Chief Executive Officer of WellPoint, Inc. from 2004 to 2007. Mr. Glasscock previously served as Chairman, President and Chief Executive Officer of Anthem, Inc. from 2003 to 2004 and served as President and Chief Executive Officer of Anthem, Inc. from 2001 to 2003. Mr. Glasscock also previously served as a director of Anthem, Inc., and as a director for Sprint Nextel Corporation until 2013. Mr. Glasscock is currently the non-executive Chairman of the Board for Zimmer Biomet Holdings, Inc. where he is a member of the audit committee and the corporate governance committee. He is also a director of Sysco Corporation where he is the chairman of the corporate governance and nominating committee, a member of the executive committee, and a member of the compensation and leadership development committee.

SPECIFIC QUALIFICATIONS AND EXPERIENCE OF PARTICULAR RELEVANCE TO OUR COMPANY
Mr. Glasscock served as the Chief Executive Officer of the nation's leading health benefits company for many years. He has experience in leading a large public company, setting and implementing strategic plans, developing and implementing turnaround and growth strategies, and developing talent and participating in successful leadership transitions. Mr. Glasscock also has experience leading acquisitions of companies. In addition, he worked in financial services for over 20 years and can identify meaningful metrics to assess a company's performance. He also serves, and has served for over 15 years, as a director of other public companies. Mr. Glasscock serves as our Lead Independent Director and serves on our Governance and Nominating Committee and Audit Committee. The Board has determined that he is an "audit committee financial expert".

12 SIMON PROPERTY GROUP 2020 PROXY STATEMENT

PROPOSAL 1:      Election of Directors

Karen N. Horn, Ph.D. Age: 76 Director since: 2004 Committees Served: Governance and Nominating (Chair) Other Public Directorships: None	Allan Hubbard Age: 72 Director since: 2009 Committees Served: Compensation, Governance and Nominating Other Public Directorships: None

Dr. Horn has served as Senior Managing Director of Brock Capital Group, a corporate advisory and investment banking firm, since 2003. Retired President, Global Private Client Services and Managing Director of Marsh, Inc., a subsidiary of Marsh & McLennan Companies, having served in these positions from 1999 to 2003. Prior to joining Marsh, she was Senior Managing Director and Head of International Private Banking at Bankers Trust Company; Chairman and Chief Executive Officer, Bank One, Cleveland, N.A.; President of the Federal Reserve Bank of Cleveland; Treasurer of Bell of Pennsylvania; and Vice President of First National Bank of Boston. She is also a member of the board of the National Association of Corporate Directors and previously served as its chairperson, Vice Chairman of the U.S. Russia Foundation, and the Chairman and a member of the board of the National Bureau of Economic Research. She previously served as a director of Georgia-Pacific Corporation, Fannie Mae and Eli Lilly and Company, and in the past five years she served as a director of Norfolk Southern Corporation and T. Rowe Price Mutual Funds.

SPECIFIC QUALIFICATIONS AND EXPERIENCE OF PARTICULAR RELEVANCE TO OUR COMPANY
Dr. Horn has more than 30 years of experience in international finance and management, including her service as President of the Federal Reserve Bank of Cleveland and as a senior executive of a number of financial institutions. These experiences provide her with expertise in financial management and economic policy and an in-depth knowledge of the capital markets in which we actively participate. Dr. Horn has previously served as a director of several other publicly-held companies. She is a member of our Governance and Nominating Committee, which she chairs.

Co-Founder and Chairman and Partner of E&A Companies, a privately-held holding company that acquires and operates established companies, since 1977. Mr. Hubbard served as Assistant to the President for Economic Policy and director of the National Economic Council for the George W. Bush administration. He also served as Executive Director of the President's Council on Competitiveness for the George H.W. Bush administration. Mr. Hubbard previously served as a director of Acadia Healthcare, Anthem, Inc., PIMCO Equity Series, and PIMCO Equity Series VIT.

SPECIFIC QUALIFICATIONS AND EXPERIENCE OF PARTICULAR RELEVANCE TO OUR COMPANY
Mr. Hubbard has more than 30 years experience as an entrepreneur having founded and led a company that acquires and grows companies in North America and Europe. He served on the board of directors of a major, publicly-held healthcare company for a number of years during which time he served on that board's audit, compensation and governance committees. Mr. Hubbard also has extensive government and economic policy experience, having held key economic positions in the administrations of two U.S. Presidents. He is an honors graduate of Harvard Business School with an emphasis in finance and an honors graduate of Harvard Law School. Mr. Hubbard serves on our Compensation Committee and Governance and Nominating Committee.

Reuben S. Leibowitz Age: 72 Director since: 2005 Committees Served: Compensation (Chair), Audit Other Public Directorships: None	Gary M. Rodkin Age: 67 Director since: 2015 Committees Served: Governance and Nominating Other Public Directorships: McCormick & Company, Incorporated

Managing Member of JEN Partners, a private equity firm, since 2005. Mr. Leibowitz was a Managing Director of Warburg Pincus from 1984 to 2005. He was a director of Chelsea Property Group, Inc. from 1993 until it was acquired by the Company in 2004 and previously served as a director of four other public companies.

SPECIFIC QUALIFICATIONS AND EXPERIENCE OF PARTICULAR RELEVANCE TO OUR COMPANY
Mr. Leibowitz led a major private equity firm's real estate activities for many years and in that role was also responsible for implementing long-term corporate strategies. Mr. Leibowitz practiced 15 years as a CPA, including a number of years specializing in tax issues, and is an attorney. He has an in-depth understanding of our Premium Outlets® platform, having served as a director of Chelsea Property Group, the publicly-held company we acquired in 2004. He serves on our Audit Committee and Compensation Committee, which he chairs. The Board has determined that he is an "audit committee financial expert".

Chief Executive Officer and member of the board of ConAgra Foods, Inc. from 2005 until his retirement in May 2015. Mr. Rodkin was Chairman and Chief Executive Officer of PepsiCo Beverages and Foods North America from February 2003 to June 2005. Mr. Rodkin joined PepsiCo in 1998, after it acquired Tropicana, where Mr. Rodkin had served as President since 1995. From 1979 to 1995, Mr. Rodkin held marketing and general management positions of increasing responsibility at General Mills, with his last three years at the company as President, Yoplait-Colombo. Mr. Rodkin currently serves on the board of directors of McCormick & Company, Incorporated, where he is a member of their Nominating/Corporate Governance committee. In the past five years, he has served as a director of ConAgra Foods, Inc. and Avon Products, Inc.

SPECIFIC QUALIFICATIONS AND EXPERIENCE OF PARTICULAR RELEVANCE TO OUR COMPANY
Mr. Rodkin has extensive experience in the leadership and management of a large packaged food company and expertise in branding and marketing of food and food service operations globally as the former Chief Executive Officer of ConAgra Foods,  Inc. Mr. Rodkin serves on our Governance and Nominating Committee.

SIMON PROPERTY GROUP 2020 PROXY STATEMENT 13

PROPOSAL 1:      Election of Directors

Stefan M. Selig Age: 57 Director since: 2017 Committees Served: Audit, Compensation Other Public Directorships: Entercom Communications Corp., Safehold Inc. and Tuscan Holdings Corp.	Daniel C. Smith, Ph.D. Age: 62 Director since: 2009 Committees Served: Compensation Other Public Directorships: None

Founder of BridgePark Advisors LLC, a strategic advisory firm. Prior to that Mr. Selig served as the Undersecretary of the Commerce for International Trade for the U.S. Department of Commerce from 2014 - 2016. Mr. Selig previously was with Bank of America Merrill Lynch from 1999 - 2014, ultimately serving as Executive Vice Chairman of Global Corporate and Investment Banking. Mr. Selig currently serves on the board of directors of Entercom Communications Corp., Tuscan Holdings Corp., and Safehold Inc. where he is the lead independent director and serves on each of the audit, compensation and nominating and governance committees.

SPECIFIC QUALIFICATIONS AND EXPERIENCE OF PARTICULAR RELEVANCE TO OUR COMPANY
Mr. Selig is a highly accomplished banker and senior executive who has served in prominent leadership roles in both the private and public sectors. Mr. Selig also has extensive government and economic policy experience, having served as Undersecretary of the Commerce for International Trade for the U.S. Department of Commerce. Mr. Selig serves on our Audit Committee and our Compensation Committee. The Board has determined that he is an "audit committee financial expert".

President and Chief Executive Officer of the Indiana University Foundation and Clare W. Barker Professor of Marketing at Indiana University, Kelley School of Business (the "Kelley School"). Served as Dean of the Kelley School from 2005 - 2012 and as Chief Executive Officer of the Indiana University Foundation since 2012. Dr. Smith joined the faculty of the Kelley School in 1996 and has served as Chair of the Marketing Department, Chair of the MBA Program, and Associate Dean of Academic Affairs.

SPECIFIC QUALIFICATIONS AND EXPERIENCE OF PARTICULAR RELEVANCE TO OUR COMPANY
Dr. Smith has spent over 30 years teaching, conducting research, and consulting in the areas of marketing strategy, brand management, financial management, compensation, human resource development and corporate governance. He served as Dean of one of the country's top-rated and largest business schools and now is the Chief Executive Officer of one of the nation's largest university foundations with over $2.3 billion of assets. Both as Dean and Foundation Chief Executive Officer, he was/is responsible for financial oversight and long-term financial planning, hiring and retention policies, compensation policies, public relations and overall long-term strategy. He serves on our Compensation Committee.

J. Albert Smith, Jr. Age: 79 Director since: 1993 Committees Served: Audit (Chair), Compensation Other Public Directorships: None	Marta R. Stewart Age: 62 Director since: 2018 Committees Served: Audit Other Public Directorships: The Raytheon Compan

Chairman, Chase Bank, a national financial institution, in Central Indiana since 2014 and Managing Director of J.P. Morgan Private Bank since 2005. Mr. Smith was President of Bank One Central Indiana from 2001 to 2005; Managing Director of Banc One Corporation from 1998 to 2001; President of Bank One, Indiana, NA from 1994 to 1998; and President of Banc One Mortgage Corporation from 1974 to 1994.

SPECIFIC QUALIFICATIONS AND EXPERIENCE OF PARTICULAR RELEVANCE TO OUR COMPANY
Mr. Smith has served as Chairman, President and Managing Director of the Midwest operations of a major financial institution for a number of years during which time he has been involved in real estate lending activities. Through these experiences he has developed expertise in financial management and credit markets. He served as our Lead Independent Director until March 2014 and currently serves on our Compensation Committee and our Audit Committee, which he chairs. The Board has determined that he is an "audit committee financial expert".

Executive Vice President and Chief Financial Officer of Norfolk Southern Corporation, one of the nation's premier transportation companies, from 2013 until her retirement in August 2017. Mrs. Stewart joined Norfolk Southern Corporation in 1983 and served in several finance positions before being named Vice President and Controller in 2003 and then Vice President and Treasurer in 2009. Mrs. Stewart currently serves on the board of directors of The Raytheon Company where she is a member of the audit committee and of the public policy and corporate responsibility committee.

SPECIFIC QUALIFICATIONS AND EXPERIENCE OF PARTICULAR RELEVANCE TO OUR COMPANY
Mrs. Stewart has more than 30 years of experience in finance and served as Chief Financial Officer for one of the largest railway companies in the world. In that role, Mrs. Stewart gained extensive experience in the leadership and management as well as expertise in accounting systems and controls of a Fortune 500 company traded on the NYSE. Mrs. Stewart serves on our Audit Committee. The Board has determined that she is an "audit committee financial expert".

14 SIMON PROPERTY GROUP 2020 PROXY STATEMENT

PROPOSAL 1:      Election of Directors

NOMINEES FOR DIRECTOR TO BE ELECTED BY THE VOTING TRUSTEES WHO VOTE THE CLASS B COMMON STOCK

The voting trustees who vote the Class B common stock, and who have the right to elect four directors, have nominated the three persons listed below as "Nominees for Director to be Elected by the Voting Trustees Who Vote the Class B Common Stock". All of the nominees are currently Class B directors.

The voting trustees who vote the Class B common stock have agreed to elect Richard S. Sokolov to the Board. The voting trustees have an agreement requiring that each of them vote for each other as Class B director nominees.

David Simon Class B Director Nominee Age: 58 Director since: 1993 Other Public Directorships: Klépierre, S.A	Richard S. Sokolov Class B Director Nominee Age: 70 Director since: 1996 Other Public Directorships: None

Chairman of the Company since 2007, CEO of the Company or its predecessor since 1995 and President of the Company since February 2019; a director of the Company or its predecessor since its incorporation in 1993; and President of the Company's predecessor from 1993 to 1996. From 1988 to 1990, Mr. Simon was Vice President of Wasserstein Perella & Company. From 1985 to 1988, he was an Associate at First Boston Corp. In the past five years, he previously served as a director of Washington Prime Group. He is the son of the late Mr. Melvin Simon and the nephew of Mr. Herbert Simon.

SPECIFIC QUALIFICATIONS AND EXPERIENCE OF PARTICULAR RELEVANCE TO OUR COMPANY
Mr. Simon has served as our CEO or the CEO of our predecessor for over 25 years. During that time he has provided leadership in the development and execution of our successful growth strategy, overseeing numerous strategic acquisitions that have been consolidated into what is recognized as the nation's leading retail real estate company. He gained experience in mergers and acquisitions while working at major Wall Street firms before joining his father and uncle.

Vice Chairman of the Company since February 2019 and a director of the Company or its predecessor since 1996. President and Chief Operating Officer of the Company or its predecessor from 1996 to February 2019. President and Chief Executive Officer of DeBartolo Realty Corporation from its incorporation in 1994 until it merged with our predecessors in 1996. Mr. Sokolov joined its predecessor, The Edward J. DeBartolo Corporation, in 1982 as Vice President and General Counsel and was named Senior Vice President, Development and General Counsel in 1986. In the past five years, he previously served as a director of Washington Prime Group.

SPECIFIC QUALIFICATIONS AND EXPERIENCE OF PARTICULAR RELEVANCE TO OUR COMPANY
Mr. Sokolov has served as our Vice Chairman since February 2019 and a director of the Company or its predecessor since 1996. He served as President and Chief Operating Officer of the Company or its predecessor from 1996, immediately following our acquisition of DeBartolo Realty Corporation, to February 2019. Mr. Sokolov had served as Chief Executive Officer and President of DeBartolo Realty Corporation and Senior Vice President Development and General Counsel of its predecessor operations for a number of years. Mr. Sokolov is a past Chairman of the International Council of Shopping Centers ("ICSC") and previously served as a trustee and a member of the ICSC Nominating Committee.

Herbert Simon Class B Director Nominee Age: 85 Director since: 1993 Other Public Directorships: The Cheesecake Factory Incorporated

Chairman Emeritus of the Board of the Company since 2007. Co-Chairman of the Board of the Company or its predecessor from 1995 to 2007. Mr. Herbert Simon was Chief Executive Officer and a director of the Company's predecessor from its incorporation in 1993 to 1995. He also serves on the Board of Governors for the National Basketball Association ("NBA") and as Chairman of the Board of MSA. He is the uncle of Mr. David Simon.

SPECIFIC QUALIFICATIONS AND EXPERIENCE OF PARTICULAR RELEVANCE TO OUR COMPANY
Mr. Herbert Simon is our co-founder and Chairman Emeritus. The retail real estate business that he and his brother, the late Mr. Melvin Simon, started decades ago established the foundation for all of our current operations and record of achievement. Mr. Herbert Simon's leadership of the Indiana Pacers NBA basketball franchise has led to his service on the Board of Governors of the NBA.

SIMON PROPERTY GROUP 2020 PROXY STATEMENT 15

PROPOSAL 1:      Election of Directors

MEETINGS AND COMMITTEES OF THE BOARD

MEETINGS AND ATTENDANCE

Our business, property and affairs are managed under the direction of our Board. Members of our Board are kept informed of our business through discussions with our Chairman and CEO, other executive officers, and our Lead Independent Director, by reviewing materials provided to them concerning the business, by visiting our offices and properties, and by participating in meetings of the Board and its committees. Directors are also expected to use reasonable efforts to attend the annual meeting of shareholders.

•
All of our directors attended the 2019 annual meeting. During 2019, the Board met six times, including two telephonic meetings.

•
All of our directors participated in more than 75% of the aggregate number of meetings of the Board and the committees on which they served in 2019.

EXECUTIVE SESSIONS OF INDEPENDENT DIRECTORS

The independent directors meet in executive session without management present in connection with each regularly scheduled non-telephonic Board meeting as well as when the need arises. During 2019, the independent directors had meetings after four Board meetings. The Lead Independent Director presided over all of these meetings.

The Board's Lead Independent Director is appointed by the independent members of the Board and the responsibilities of the Lead Independent Director are discussed in the section of this Proxy Statement titled "Corporate Governance of the Company—Board Leadership Structure."

16 SIMON PROPERTY GROUP 2020 PROXY STATEMENT

PROPOSAL 1:      Election of Directors

COMMITTEE FUNCTION AND MEMBERSHIP

THE AUDIT COMMITTEE

Members: J. Albert Smith, Jr. (Chair) Larry C. Glasscock Reuben S. Leibowitz Stefan M. Selig Marta R. Stewart Eight meetings during 2019	The Audit Committee assists the Board in monitoring the integrity of our financial statements, the qualifications, independence and performance of our independent registered public accounting firm, the performance of our internal audit function and our compliance with legal and regulatory requirements. The Audit Committee has sole authority to appoint, or replace our independent registered public accounting firm and pre-approves the auditing services and permitted non-audit services to be performed by our independent registered public accounting firm, including the fees and terms thereof. The Audit Committee has authority to retain legal, accounting or other advisors. The Audit Committee reviews and discusses with management and our independent registered public accounting firm our annual audited financial statements, our quarterly earnings releases and financial statements, significant financial reporting issues and judgments made in connection with the preparation of our financial statements and any major issues regarding the adequacy of our internal controls. It also issues the report on its activities which appears in this Proxy Statement. The charter of the Audit Committee requires that each member meet the independence and experience requirements of the NYSE, the Exchange Act and the rules and regulations of the SEC.

The Board has determined that each of the current members of the Audit Committee qualifies as an "audit committee financial expert" as defined by rules of the SEC.

THE COMPENSATION COMMITTEE

Members: Reuben S. Leibowitz (Chair) Allan Hubbard Stefan M. Selig Daniel C. Smith, Ph.D. J. Albert Smith, Jr. Five meetings during 2019	The Compensation Committee (1) sets remuneration levels for our executive officers, (2) reviews significant employee benefit programs, (3) establishes and administers our executive compensation program and our stock incentive plan, (4) reviews and discusses with management the Compensation Discussion and Analysis, and, if appropriate, recommends its inclusion in our Annual Report and Proxy Statement, and (5) issues the report on its activities which appears in this Proxy Statement. The charter of the Compensation Committee requires that each member meet the independence requirements of the NYSE and the rules and regulations of the SEC.

The Compensation Committee has authority to retain the advice and assistance of compensation consultants and legal, accounting or other advisors. The Compensation Committee retained its current consultant, Semler Brossy Consulting Group, LLC ("Semler Brossy"), in December 2011. Semler Brossy does not provide any other services to management of the Company. The consultant assists the Compensation Committee in the review and design of our executive compensation program. No member of the Compensation Committee during 2019 was an officer, employee or former officer of us or any of our subsidiaries or had any relationship requiring disclosure in this Proxy Statement pursuant to SEC regulations. None of our executive officers served as a member of a compensation committee or a director of another entity under the circumstances requiring disclosure in this Proxy Statement pursuant to SEC regulations.

THE GOVERNANCE AND NOMINATING COMMITTEE

Members: Karen N. Horn, Ph.D. (Chair) Glyn F. Aeppel Larry C. Glasscock Allan Hubbard Gary M. Rodkin Two meetings during 2019	The Governance and Nominating Committee nominates persons to serve as directors in accordance with our Governance Principles, and proscribes appropriate qualifications for Board members. The Committee develops and recommends to the Board the Governance Principles applicable to the Company and the Board, leads the Board in its annual evaluation of the Board's performance, oversees the assessment of the independence of each director, reviews compliance with stock ownership guidelines and makes recommendations regarding compensation for non-employee directors. Members of the Governance and Nominating Committee are responsible for screening director candidates, but may solicit advice from our CEO and other members of the Board. The Governance and Nominating Committee has the authority to retain legal, accounting or other advisors, and has sole authority to approve the fees and other terms and conditions associated with retaining any such external advisors. The charter of the Governance and Nominating Committee requires that each member meet the independence requirements of the NYSE, and any other legal and regulatory requirements.

SIMON PROPERTY GROUP 2020 PROXY STATEMENT 17

PROPOSAL 1:      Election of Directors

DIRECTOR COMPENSATION

COMPENSATION OF INDEPENDENT DIRECTORS

The Board believes that competitive compensation arrangements are necessary to attract and retain qualified independent directors. On February 12, 2018, after conducting an extensive review, including analyzing the compensation practices of leading companies of similar size to the Company, under supervision of the Governance and Nominating Committee, and upon recommendation of the Compensation Committee's independent compensation consultant, Semler Brossy, the Board approved changes to the compensation arrangements for independent directors of the Company. These were the first changes made to the overall compensation program for the Board's independent directors since 2015.

The Company continues to compensate its independent directors through the use of annual retainers. After the independent directors are elected, the Company awards each independent director an annual cash retainer of $110,000, paid quarterly, and makes a restricted stock award with a grant date value of $175,000 that vests on the first anniversary of the grant date. In addition to the annual cash and restricted stock retainers for service as a director described above, each independent director receives additional annual retainers based on his or her role(s) as a committee chairperson, a committee member or Lead Independent Director. The chairperson of the Audit Committee and the chairperson of the Compensation Committee each are paid an annual retainer of $35,000. The chairperson of the Governance and Nominating Committee is paid an annual retainer of $25,000. Each member of the Audit Committee and Compensation Committee is paid a $15,000 annual retainer. Each member of the Governance and Nominating Committee is paid a $10,000 annual retainer. The annual retainer for the Lead Independent Director is $50,000. These committee chairperson, committee member and Lead Independent Director retainers are paid 50% in cash and 50% in restricted stock.

The Company's 2019 Stock Incentive Plan provides that the aggregate grant date fair market value of equity awards that may be granted during any fiscal year to an independent director shall not exceed $750,000.

DIRECTOR STOCK OWNERSHIP GUIDELINES

We have a stringent stock retention policy that further aligns our directors' financial interests with those of our shareholders. The Company believes that it is advisable for its independent directors to retain a fixed dollar amount of Company common stock as opposed to a fixed number of common shares. The stock ownership guidelines for each of the Company's independent directors require that each independent director own $850,000 worth of common stock of the Company (or the equivalent amount of limited partnership units of the Operating Partnership) by no later than six years after the date he or she is elected to the Board. Stock options and unvested shares of restricted stock do not count toward this requirement. The ownership guidelines also require independent directors to hold shares acquired upon the vesting of restricted stock awards received as compensation for their service on the Board and its Committees, together with all dividends paid on such awards utilized to purchase additional shares of the Company's common stock, in the director account of the Company's deferred compensation plan until the director retires, dies or becomes disabled, or otherwise no longer serves as a director. The Company's deferred compensation plan is described in the "Compensation Discussion and Analysis" section of this Proxy Statement on page 34.

Any director who is prohibited by law or by applicable regulation of his or her employer from having an ownership interest in our securities will be exempt from this requirement until the restriction is lifted, at which time he or she will have the following six-year period to comply with the ownership guidelines. The Board may grant exceptions on a case by case basis.

As of March 16, 2020, all independent directors of the Board have met or, within the applicable period, are expected to meet, these stock ownership guidelines.

18 SIMON PROPERTY GROUP 2020 PROXY STATEMENT

PROPOSAL 1:      Election of Directors

2019 INDEPENDENT DIRECTOR COMPENSATION

The following table sets forth information regarding the compensation we paid to our independent directors for 2019:

NAME(1)	FEES EARNED OR PAID IN CASH	STOCK AWARDS(2)	TOTAL

Glyn F. Aeppel	$115,000	$180,042	$295,042
Larry C. Glasscock	$147,500	$212,581	$360,081
Karen N. Horn, Ph.D.	$122,500	$187,551	$310,051
Allan Hubbard	$122,500	$187,551	$310,051
Reuben S. Leibowitz	$135,000	$200,066	$335,066
Gary M. Rodkin	$115,000	$180,042	$295,042
Stefan M. Selig	$125,000	$190,054	$315,054
Daniel C. Smith, Ph.D.	$117,500	$182,545	$300,045
J. Albert Smith, Jr.	$135,000	$200,066	$335,066
Marta R. Stewart	$117,500	$182,545	$300,045

(1)
As of December 31, 2019, the independent directors owned shares of restricted stock subject to vesting requirements in the following amounts: Glyn F. Aeppel—1,007; Larry C. Glasscock—1,189; Karen N. Horn, Ph.D.—1,049; Allan Hubbard—1,049; Reuben S. Leibowitz—1,119; Gary M. Rodkin—1,007; Stefan M. Selig—1,063; Daniel C. Smith, Ph.D.—1,021; J. Albert Smith, Jr.—1,119; and Marta R. Stewart—1,021.

Mr. David Simon, Mr. Richard S. Sokolov and Mr. Herbert Simon, who were also directors during 2019, are not included in this table because they are not independent directors and did not receive any compensation for their service as directors. In 2019, Mr. Herbert Simon received $100,000 in employment compensation for his service as our Chairman Emeritus. The compensation paid to Mr. David Simon as an executive officer of the Company, is shown in the 2019 Summary Compensation Table in this Proxy Statement.

(2)
Represents the ASC 718 grant date fair value of the restricted stock awarded to the directors, determined based on the closing price of our common stock as reported by the NYSE on the date of grant. Restricted stock granted to directors must be held in the director deferred compensation account and dividends on the restricted shares must be reinvested in additional shares of common stock which also must be held in the director deferred compensation account. One of our directors elected to defer his cash compensation in 2019.

SIMON PROPERTY GROUP 2020 PROXY STATEMENT 19

PROPOSAL 1:      Election of Directors

OWNERSHIP OF EQUITY SECURITIES OF THE COMPANY

DIRECTORS AND EXECUTIVE OFFICERS

As of March 16, 2020, the existing directors, director nominees and executive officers identified below:

•
Owned beneficially the indicated number and percentage of common shares and Class B common stock treated as a single class; and

•
Owned beneficially the indicated number and percentage of units which are exchangeable for common shares on a one-for-one basis or cash, as determined by the Company. The number of units includes earned and fully vested performance-based Long Term Incentive Plan ("LTIP") units which are convertible at the option of the holder into units on a one-for-one basis.

Unless otherwise indicated in the footnotes to the table, shares or units are owned directly and the indicated person has sole voting and investment power.

	SHARES AND UNITS BENEFICIALLY OWNED		UNITS BENEFICIALLY OWNED
NAME	NUMBER(1)(2)(3)	PERCENT(4)	NUMBER	PERCENT(5)

David Simon(6)	28,445,572	8.56%	26,741,548	7.59%
Glyn F. Aeppel	4,243	*	—	—
Larry C. Glasscock	14,661	*	—	—
Karen N. Horn, Ph.D.	22,488	*	—	—
Allan Hubbard	15,132	*	—	—
Reuben S. Leibowitz(7)	37,769	*	—	—
Gary M. Rodkin	5,088	*	—	—
Stefan M. Selig	3,010	*	—	—
Herbert Simon(8)	28,445,572	8.56%	26,741,548	7.59%
Daniel C. Smith, Ph.D.	14,085	*	—	—
J. Albert Smith, Jr.	45,011	*	—	—
Richard S. Sokolov	810,812	*	489,561	*
Marta R. Stewart	2,624	*	—	—
Steven E. Fivel(9)	92,474	*	75,472	*
Brian J. McDade	6,850	*	—	—
John Rulli(10)	234,370	*	200,374	*
Alexander L.W. Snyder	4,905	*	—	—
All Directors and executive officers as a group (19 people)(11)	29,764,907	8.93%	27,506,955	7.81%

*
Less than one percent

(1)
Includes the following common shares that may be issued upon exchange of units (including vested LTIP units) held by the following persons on March 16, 2020: David Simon, Herbert Simon and other members of the MSA group (as defined in the Principal Shareholders table on page 22—26,741,548; Richard S. Sokolov—489,561; John Rulli—200,374; Steven E. Fivel—75,472; and all directors and executive officers as a group—27,506,955. Units are exchangeable either for common shares on a one-for-one basis or for cash as determined by the Company.

(2)
Includes the following restricted shares which are subject to vesting requirements: Glyn F. Aeppel—1,007; Larry C. Glasscock—1,189; Karen N. Horn, Ph.D.—1,049; Allan Hubbard—1,049; Reuben S. Leibowitz—1,119; Gary M. Rodkin—1,007; Stefan M. Selig—1,063; Daniel C. Smith, Ph.D.—1,021; J. Albert Smith, Jr.—1,119; Marta R. Stewart—1,021, Brian J. McDade—2,722, and Alexander L.W. Snyder—3,823; and all directors and executive officers as a group—20,522. Includes shares acquired through the reinvestment of dividends on common shares held in the Director Deferred Compensation Plan.

(3)
As of December 31, 2019, the following restricted shares were held by the independent directors: Glyn F. Aeppel—3,825; Larry C. Glasscock—8,890; Karen N. Horn, Ph.D.—15,267; Allan Hubbard—9,610; Reuben S. Leibowitz—13,919; Gary M. Rodkin—4,508; Stefan M. Selig—2,789; Daniel C. Smith, Ph.D.—9,520; J. Albert Smith, Jr.—19,105; and Marta R. Stewart—2,448. These amounts do not include shares acquired from the reinvestment of dividends which are required to be reinvested in additional shares of common stock which also must be held in the Director Deferred Compensation Plan and do not include any other shares owned by the independent directors.

(4)
At March 16, 2020, there were 305,614,225 shares of common stock and 8,000 shares of Class B common stock outstanding. Upon the occurrence of certain events, shares of Class B common stock convert automatically into common shares (on a one-for-one basis). These percentages assume the exchange of units for common shares only by the applicable beneficial owner.

(5)
At March 16, 2020, the Operating Partnership had 352,284,418 units outstanding, of which we owned, directly or indirectly, 305,622,225 or 86.8%. These percentages assume that no units held by limited partners are exchanged for common shares. The number of units shown does not include any unvested LTIP units awarded under a long-term incentive performance program as described in the Compensation Discussion and Analysis section included in this Proxy Statement because the unvested LTIP units are subject to performance and/or time-based vesting requirements.

(6)
Includes common shares, shares of Class B common stock and units beneficially owned by the MSA group. See the Principal Shareholders Table on page 22.

20 SIMON PROPERTY GROUP 2020 PROXY STATEMENT

PROPOSAL 1:      Election of Directors

(7)
Includes 2,500 shares of common stock held by Mr. Leibowitz's wife. Does not include 7,500 shares of common stock held by charitable foundations of which Mr. Leibowitz is an officer or trustee and 1,400 shares of common stock held by various trusts of which Mr. Leibowitz's wife is the trustee. Mr. Leibowitz disclaims beneficial ownership of these shares.

(8)
Includes common shares, shares of Class B common stock and units beneficially owned by the MSA group. See the Principal Shareholders Table on page 22.

(9)
Includes 383 shares of common stock held by Mr. Fivel's wife.

(10)
Includes 2,896 shares of common stock held in trusts for the benefit of Mr. Rulli's children.

(11)
Does not include 4,172,426 units beneficially owned by or for the benefit of Simon family members as to which members of the MSA group do not have voting or dispositive power.

SIMON PROPERTY GROUP 2020 PROXY STATEMENT 21

PROPOSAL 1:      Election of Directors

PRINCIPAL SHAREHOLDERS

The following table sets forth certain information concerning each person (including any group) known to us to beneficially own more than five percent (5%) of any class of our voting securities as of March 16, 2020. Unless otherwise indicated in the footnotes, shares are owned directly and the indicated person has sole voting and investment power.

	SHARES(1)
NAME AND ADDRESS	NUMBER OF SHARES	%

The Vanguard Group(2) 100 Vanguard Boulevard Malvern, PA 19355	40,549,064	13.27%
BlackRock, Inc.(3) 55 East 52nd Street New York, NY 10055	30,624,175	10.02%
Melvin Simon & Associates, Inc., et al.(4) 225 West Washington Street Indianapolis, IN 46204	28,445,572(5)	8.56%(6)
State Street Corporation and Subsidiaries(7) State Street Financial Center One Lincoln Street Boston, MA 02111	20,404,327	6.68%
Capital World Investors(8) 333 South Hope Street Los Angeles, CA 90071	19,711,586	6.45%

(1)
Voting shares include shares of common stock and Class B common stock. Upon the occurrence of certain events, Class B common stock converts automatically into shares of our common stock (on a one-for-one basis). The amounts in the table also include shares of common stock that may be issued upon the exchange of units of limited partnership interest, or units, of the Operating Partnership, that are exchangeable either for shares of common stock (on a one-for-one basis) or for cash, as determined by the Company.

(2)
Based solely on information provided by The Vanguard Group in a Schedule 13G/A filed with the SEC on February 11, 2020. The Vanguard Group has the sole power to vote 790,632 shares of common stock and dispose of 39,712,149 shares of common stock and shared power to vote 396,434 shares of common stock and dispose of 836,915 shares of common stock.

(3)
Based solely on information provided by BlackRock, Inc. in a Schedule 13G/A filed with the SEC on February 6, 2020. BlackRock, Inc. has the sole power to vote 27,252,117 shares of common stock, and the sole power to dispose of 30,624,175 shares of common stock.

(4)
Based on information provided by the MSA Group, consisting of MSA, Mr. David Simon, Mr. Herbert Simon, two voting trusts and other entities and trusts controlled by or for the benefit of MSA, Mr. David Simon or Mr. Herbert Simon, as the case may be, including in a Schedule 13G/A filed with the SEC on February 14, 2020: MSA has sole power to vote and dispose of 11,634,169 shares of common stock and shared power to vote and dispose of 889,747 shares of common stock; Mr. Herbert Simon, a director, has sole power to vote and dispose of 5,426,429 shares of common stock and shared power to vote and dispose of 898,120 shares of common stock; Mr. David Simon, an executive officer and director has sole power to vote 10,368,084 shares of common stock, the sole power to dispose of 3,449,817 shares of common stock, shared power to vote 1,016,890 shares of common stock and shared power to dispose of 7,935,157 shares of common stock. A total of 890,120 shares of common stock included in the amount reported for the MSA Group and 8,000 shares of Class B common stock are subject to the two voting trusts as to which Mr. David Simon and Mr. Herbert Simon are the voting trustees. MSA is owned 30.94% by trusts for the benefit of Mr. Herbert Simon, 3.04% by a trust for the benefit of Mr. David Simon, and by certain other shareholders.

(5)
Includes 1,696,024 shares of common stock currently outstanding; 26,741,548 shares of common stock issuable upon exchange of units; and 8,000 shares of Class B common stock. Does not include 4,172,426 units that are held by or for the benefit of Simon family members as to which MSA, Mr. David Simon or Mr. Herbert Simon do not have voting or dispositive power.

(6)
Assumes the exchange of units by the subject holder only.

(7)
Based solely on information provided by State Street Corporation in a Schedule 13G filed with the SEC on February 14, 2020. State Street Corporation has shared power to vote 16,973,073 shares of common stock and shared power to dispose of 20,395,295 shares of common stock.

(8)
Based solely on information provided by Capital World Investors in a Schedule 13G/A filed with the SEC on February 14, 2020. Capital World Investors has sole power to vote 19,710,571 shares of common stock and sole power to dispose of 19,711,586 shares of common stock indicated in the table above.

22 SIMON PROPERTY GROUP 2020 PROXY STATEMENT

PROPOSAL 2:      Advisory Vote to Approve the Compensation of our Named Executive Officers

Our executive compensation program is designed to facilitate long-term value creation for the benefit of all of our stakeholders—customers, employees, suppliers, communities, and shareholders. We believe our focus on pay-for-performance and on corporate governance creates alignment between the interests of our named executive officers ("NEOs") and the interests of all of the Company's stakeholders, including its shareholders.

We are asking for shareholder approval, on an advisory or non-binding basis, of the compensation of our NEOs, as disclosed in this Proxy Statement pursuant to Section 14A of the Exchange Act, commonly known as a "Say-on-Pay" vote. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our NEOs and the compensation policies and practices described in this Proxy Statement. For additional information on our NEOs, please refer to the Company's 2019 10-K, Part III, Item 10—Directors, Executive Officers and Corporate Governance.

We will evaluate whether any actions are necessary to address significant concerns as a result of this advisory vote. We currently conduct annual advisory votes on executive compensation, and we expect to conduct the next advisory vote at our 2021 annual meeting of shareholders.

For the reasons discussed above and in this Proxy Statement under the headings "Compensation Discussion and Analysis" and "Executive Compensation Tables," the Board intends to introduce the following resolution at the 2020 Annual Meeting:

  "RESOLVED, that the compensation of the Named Executive Officers of the Company, as disclosed in this Proxy Statement under the headings "Compensation Discussion and Analysis" and "Executive Compensation Tables," including the compensation tables and their accompanying narrative discussion, is approved."

THE BOARD RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THE APPROVAL OF THE ADVISORY RESOLUTION RELATING TO THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

COMPENSATION COMMITTEE REPORT

The Committee reviewed and discussed with management the Compensation Discussion and Analysis section included in this Proxy Statement. Based on its review and these discussions with management, the Committee recommended to the Board that it be incorporated by reference into the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2019, and included in the Proxy Statement for the 2020 Annual Meeting of Shareholders.

All references to the "Committee" in this Report are to the Compensation Committee.

The Compensation Committee:
Reuben S. Leibowitz, Chairman
Allan Hubbard
Stefan M. Selig
Daniel C. Smith, Ph.D.
J. Albert Smith

April 2, 2020

SIMON PROPERTY GROUP 2020 PROXY STATEMENT 23

COMPENSATION DISCUSSION AND ANALYSIS

EXECUTIVE SUMMARY

The Committee believes that our overall executive compensation program continues to responsibly and effectively incentivize strong long-term performance from our NEOs and service our shareholders' interests. The Committee will continue to review the effectiveness of the Company's executive compensation program as well as continue to consider shareholder feedback in its ongoing review of our executive compensation program.

In 2019, we continued our track record of posting the strongest financial results in our industry. The following are some of the Company's achievements in 2019:

•
FFO in 2019 was $12.37 per diluted share, after adjusting for a $0.33 per share loss on extinguishment of debt, compared to the Company's reported FFO of $12.13 per diluted share in 2018. See "Where do I find reconciliation of non-GAAP terms to GAAP terms?" in the section of this Proxy Statement titled "Frequently Asked Questions and Answers" on page 50.

•
Leasing spread per square foot increased by 14.4% for the trailing 12 months ended December 31, 2019 to $7.83.

•
Reported retailer sales per square foot increased by 4.8%, for the trailing 12 months ended December 31, 2019, to $693 per square foot; an indicator of growth in consumer spending at Simon centers.

•
We increased our dividend by 5.1% over 2018 to a total of $8.30 per common share.

Every year the Committee is thoughtful when setting the threshold, target, and maximum FFO levels required to fund the Company's Annual Cash Incentive Compensation Program and

endeavors to challenge the NEOs to drive performance. Although, the Company's 2019 FFO performance exceeded the level required to authorize "Target" funding of the Company's 2019 Annual Cash Incentive Plan, it did not achieve the level necessary for maximum funding. In addition, the Committee, acting on the recommendation of the CEO, elected to fund a lower amount than the amount allocated for such performance under the 2019 Annual Cash Incentive Plan.

The Committee has consistently established rigorous requirements in order for NEOs to earn performance-based pay. No LTIP units were earned under either our 2015-2017 LTIP Program or our 2016-2018 LTIP Program, notwithstanding the strong operating performance of the Company during those years. In addition, the number of LTIP units earned under Tranche A of our 2018 LTIP Program, the performance period for which ended on December 31, 2019, was substantially below the target opportunity notwithstanding the Company's strong operating performance. As shown by the graph below, and described in greater detail in "Achievement of 2018 LTIP Program Awards" on page 33, this resulted in large part due to the Company's total shareholder return ("TSR") during the performance period not exceeding the TSR of the FTSE NAREIT Equity Retail Index.

24 SIMON PROPERTY GROUP 2020 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS

With respect to the other performance metric for Tranche A of our 2018 LTIP Program, the two year comparable FFO per share CAGR, during the performance period, as determined by the Committee, was 3.94%, using the comparable FFO per share values for 2017 and 2019, as shown in the graph below. The result of 3.94% was above the threshold of 3.0%, but slightly below the target of 4.0%. The 2017 FFO per share was adjusted for the effect of a $0.36 per share loss on extinguishment of debt during 2017 as well as to reflect a $0.12 per share amount related to the new Leases standard (ASC 842) which was adopted by the Company effective January 1, 2019. As a result of the adoption of the new Leases standard, the Company is no longer permitted to capitalize certain indirect leasing costs. The adjustment for 2017 reflects the amounts capitalized in the previously reported periods, which were not required to be restated to adopt this change in accounting. The 2019 comparable FFO also excludes a $0.33 per share loss on extinguishment of debt, which is consistent with the $0.36 per share loss on extinguishment of debt adjustment made in 2017.

The Company's comparable FFO growth during the performance period, on a relative basis, was one of the highest of the constituent companies in the FTSE NAREIT Equity Retail Index. As shown by the graph below, the Company's comparable FFO of $11.45 per share in 2017 grew at a 3.94% CAGR to a comparable FFO of $12.37 per share in 2019.

OBJECTIVES OF OUR EXECUTIVE COMPENSATION PROGRAM

Our executive compensation program is designed to accomplish the following objectives:

•
Retain a group of highly-experienced executives who have worked together as a team for a long period of time and who make major contributions to our success.

•
Attract other highly qualified executives to strengthen that team and facilitate succession planning.
•
Motivate executives to contribute to the achievement of corporate and business unit goals as well as individual goals.

•
Emphasize equity-based incentives with long-term performance measurement periods and vesting conditions.

•
Align interests of executives with shareholders by linking payouts to performance measures that are designed to promote the creation of long-term shareholder value.

SIMON PROPERTY GROUP 2020 PROXY STATEMENT 25

COMPENSATION DISCUSSION AND ANALYSIS

SHAREHOLDER/GOVERNANCE FRIENDLY ASPECTS OF OUR CURRENT EXECUTIVE COMPENSATION PROGRAM

WHAT WE DO

Pay for Performance—Annual Cash Incentive Program. Heavy emphasis on performance-based compensation. Annual Cash Incentive Compensation is paid only if certain FFO targets are achieved.

Pay for Performance—LTIP Program. Our LTIP Program is 100% performance-based and is tied to, (i) rigorous relative stock price performance goals, (ii) achievement of a pre-established growth rate on an objective financial metric, and (iii) achievement of certain strategic objective performance goals.

Post-Performance Time-Based Vesting on Earned LTIP Units. LTIP units are earned based on specific performance criteria. Once any units are earned under these programs, executives must remain with the Company for at least an additional one-year period to vest in the LTIP units; however, for certain earned LTIP units there is a two-year vesting period.

Robust Stock Ownership Guidelines. Stock ownership guidelines for our CEO and other NEOs are 6x and 3x base salary, respectively. In addition, the CEO and other NEOs must retain shares until he or she retires, dies, becomes disabled or is no longer our employee. All non-employee directors must hold common stock while they serve as directors.

Double Trigger Equity Acceleration Upon a Change in Control. All equity grants include double trigger equity acceleration provisions.

Clawback Policy. Applies in the event of any material restatement of the Company's financials beginning in 2012, whether or not fraud/misconduct is involved.

Independent Compensation Consultant. The Committee has utilized an independent compensation consulting firm, Semler Brossy, since the end of 2011.

Compensation Risk Assessments. Conducted annually to evaluate whether the executive compensation program encourages excessively risky behaviors.

WHAT WE DON'T DO

No Annual Grants of Time-Vested Restricted Stock or Options to our NEOs. We do not grant awards that are earned solely based on time of service to our NEOs.

No Excessive Perquisites. No supplemental executive retirement plans, company cars, club memberships or other significant perquisites.

No Gross-Ups. We have never had any arrangements requiring us to gross-up compensation to cover taxes owed by the executives, including excise taxes payable by the executive in connection with a change in control.

No Excessive Retirement and Health Benefits. The Company has never had a traditional defined benefit plan.

No Hedging or Pledging of Company Stock. Our NEOs and directors are prohibited from engaging in any hedging or pledging of Company stock.

2019 SAY-ON-PAY VOTE

At our 2019 annual meeting of shareholders the percentage of shares voting that approved our advisory "Say-on-Pay" vote was approximately 96%. The Committee believes that this support level demonstrates a strong alignment among our shareholders, the Company's performance, and our executive compensation program. Accordingly, the Committee did not make any changes to the Company's executive compensation program in direct response to the 2019 "Say-on-Pay" vote.

26 SIMON PROPERTY GROUP 2020 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS

EXECUTIVE COMPENSATION APPROACH AND PROCESS

ALIGNMENT OF PAY WITH PERFORMANCE

The Committee designs our executive compensation program to provide pay outcomes which are aligned with, and responsive to our operating, financial and market performance in both good and challenging times. Further, we generally believe that a significant majority of the compensation of our

CEO and other NEOs should be performance-based in the form of variable pay (annual and long-term incentives) to emphasize our commitment to rewarding only excellent performance, not poor performance. Our compensation decisions in 2019 were consistent with this approach. The percentage of compensation that was performance-based in 2019 for our CEO and other NEOs, was 88.0% and 79.3%, respectively.

SIMON PROPERTY GROUP 2020 PROXY STATEMENT 27

COMPENSATION DISCUSSION AND ANALYSIS

WHAT WE PAY AND WHY: PRINCIPAL ELEMENTS OF COMPENSATION

To accomplish our compensation objectives, we designed our executive compensation program with three major elements—Base Salary, Annual Cash Incentive Compensation, and Performance-Based Long-Term Incentives.

	OBJECTIVES	KEY FEATURES

Base Salary	• Provide an appropriate level of fixed compensation that will promote executive recruitment and retention.	• Fixed compensation.
Annual Cash Incentive Compensation	• Reward achievement of our annual financial and operating goals based on the Committee's quantitative and qualitative assessment of the executive's contributions to that performance.

•

Variable, short-term cash compensation.

•

Funded upon achievement of threshold FFO level.

•

Allocated based on objective and subjective evaluation of Company, business unit, and individual performance.

Performance-Based Long-Term Incentives

•

Promote the creation of long-term shareholder value.

•

Align the interests of our executives with the interests of our shareholders.

•

Promote the retention of our executives through a vesting requirement after any are earned.

2018 LTIP Plan

•

Variable, performance-based long-term equity compensation.

•

Performance Metrics:

o

Funds From Operations (FFO) (weighted 60%).

o

TSR vs FTSE NAREIT Equity Retail Index (weighted 40%).

•

Award is composed of a tranche with a three-year performance period and a tranche with a two-year performance period to provide for an equity earning opportunity each year because no grants were made in 2017.

•

The amount earned on an award will be determined on December 31, 2020.

•

Tranche with a three-year performance period has an additional one year of vesting and tranche with a two-year performance period has an additional two years of vesting.

•

Any amounts earned will vest no later than January 1, 2022.

•

Maximum amount that may be earned is 150% of the Target award.

•

Rigorous minimum thresholds to receive any payout.

2019 LTIP Plan

•

Variable, performance-based long-term equity compensation.

•

Performance Metrics:

o

Funds From Operations (FFO) (weighted 50%).

o

TSR vs FTSE NAREIT Equity Retail Index (weighted 30%).

o

Objective Strategic Goals (weighted 20%)

•

Three-year performance period.

•

The amount earned on an award will be determined on December 31, 2021.

•

Any amounts earned will vest no later than January 1, 2023.

•

Maximum amount that may be earned is 150% of the Target award.

•

Rigorous minimum thresholds to receive any payout.

ROLE OF THE INDEPENDENT COMPENSATION CONSULTANT

The Committee has retained Semler Brossy as its independent consultant since 2011. The Consultant reports directly to the Committee and performs no other work for the Company unless directed by the Committee. The Committee has analyzed whether the work of Semler Brossy as a compensation consultant has raised any conflict of interest, taking into consideration the following factors:

i.
The provision of other services to the Company by Semler Brossy;

ii.
The amount of fees from the Company paid to Semler Brossy as a percentage of the firm's total revenue;
iii.
Semler Brossy's policies and procedures that are designed to prevent conflicts of interest;

iv.
Any business or personal relationship of Semler Brossy or the individual compensation advisors employed by the firm with an executive officer of the Company;

v.
Any business or personal relationship of the individual compensation advisors with any member of the Committee; and

vi.
Any stock of the Company owned by Semler Brossy or the individual compensation advisors employed by the firm.

28 SIMON PROPERTY GROUP 2020 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS

The Committee has determined, based on its analysis of the above factors, that the work of Semler Brossy and the individual compensation advisors employed by Semler Brossy as compensation consultants to the Company has not created any conflict of interest.

ROLE OF MANAGEMENT IN COMPENSATION DECISIONS

Our CEO provides recommendations to the Committee on the compensation of each of the other NEOs. The CEO develops recommendations using peer group data, assessments of individual performance and achievement of the Company's strategic and tactical plans, the state of the business environment, and input from our human resources department on various factors (e.g., compensation history, tenure, responsibilities, market data for competitive positions and retention concerns). The Committee considers our CEO's recommendations together with the input of our independent compensation consultant; however, all final compensation decisions affecting NEOs' pay are made by the Committee itself. Additionally, all aspects of the CEO's compensation and resulting compensation decisions are determined by the Committee.

COMPANY PEER GROUP AND COMPENSATION ASSESSMENT

The Committee uses an industry peer group as a source of data for assessing and determining pay levels for our NEOs. The peer group is reviewed annually, and recalibrated when appropriate, by the Committee's independent compensation consultant. Developing a relevant peer group is challenging because there are no Retail REITs of comparable size, complexity and breadth. Non-Retail REITs are not always directly comparable to us because of the different underlying business fundamentals. Therefore, the Committee does not formulaically derive target pay opportunities or actual pay levels from these other companies; rather, this peer group is intended to provide the Committee with insight into overall market pay levels, market trends, commonly viewed "best" governance practices, and overall industry performance. The Committee also evaluated the appropriateness of this peer group by considering the methodology used by Institutional Shareholder Services, or "ISS."

The 2019 peer group is comprised of the 16 largest companies in the real estate industry by market capitalization, with some restrictions to maintain a balanced mix. Specifically, the group includes:

•
The six largest (by market capitalization) Retail REIT companies;

•
The six largest (by market capitalization) Non-Retail REIT companies; and

•
The four largest (by market capitalization) companies from the broader real estate industry.

The 2019 peer group reflects changes in the market capitalization of certain participants in the real estate industry as well as mergers and acquisitions activity. Changes from the 2018 peer group include the removal of two companies (Welltower, Inc. and GGP, Inc.) and the addition of two companies (Weyerhaeuser Company and National Retail Properties, Inc.). Welltower, Inc. was replaced as a result of a decrease in its market capitalization and GGP, Inc. was replaced following its acquisition by Brookfield Properties.

PEER COMPANY	COMPANY TYPE

American Tower Corp. (NYSE:AMT)	Specialized REIT
Crown Castle International Corp. (NYSE:CCI)	Specialized REIT
Prologis, Inc. (NYSE:PLD)	Industrial REIT
Equinix, Inc. (NasdaqGS:EQIX)	Specialized REIT
Public Storage (NYSE:PSA)	Specialized REIT
Realty Income Corporation (NYSE:O)	Retail REIT
Weyerhaeuser Company (NYSE:WY)	Specialized REIT
CBRE Group, Inc. (NYSE:CBRE)	Real Estate Services
Regency Centers Corporation (NasdaqGS:REG)	Retail REIT
Federal Realty Investment Trust (NYSE:FRT)	Retail REIT
National Retail Properties, Inc. (NYSE:NNN)	Retail REIT
Jones Lang LaSalle, Inc. (NYSE:JLL)	Real Estate Services
Kimco Realty Corp. (NYSE:KIM)	Retail REIT
The Howard Hughes Corp. (NYSE:HHC)	Real Estate Development
Macerich Company (NYSE:MAC)	Retail REIT
Realogy Holdings Corp. (NYSE:RLGY)	Real Estate Services
Simon Property Group	Retail REIT

SIMON PROPERTY GROUP 2020 PROXY STATEMENT 29

COMPENSATION DISCUSSION AND ANALYSIS

COMPENSATION IN 2019

The Committee's meetings in 2019 were designed, among other things, to facilitate and encourage free and frank discussions among Committee members, executive management, the Committee's compensation consultant and other Company personnel involved in executive compensation matters. The Committee made decisions impacting the type and amount of compensation paid to our NEOs as reported in the 2019 Summary Compensation Table. These decisions related to: Base Salaries, Annual Cash Incentive Compensation for 2019 performance, and Performance-Based Long-Term Incentive opportunities in the form of performance-based LTIP unit awards for our NEOs.

2019 BASE SALARIES

The Committee periodically reviews base salaries for the NEOs and makes adjustments to reflect market conditions, changes in responsibilities, and merit increases. During 2019, we maintained Mr. David Simon's base salary at the same level it has been since 2011. The Committee increased certain of our NEOs' base salaries to reflect promotions and expanded responsibilities. Specifically, in 2019 the Committee, (i) increased Mr. Fivel's salary in recognition of his bringing certain outstanding litigation matters to a successful conclusion, (ii) increased Mr. Rulli's salary in recognition of the additional responsibilities he assumed in connection with the retirement of Mr. Richard S. Sokolov as the Company's President and Chief Operating Officer, (iii) increased Mr. McDade's salary in recognition of his successful transition from Senior Vice President—Treasurer to Executive Vice President, Chief Financial Officer and Treasurer, and (iv) increased Mr. Snyder's salary in recognition of his additional responsibilities associated with the Company's risk management function.

2019 ANNUAL CASH INCENTIVE COMPENSATION

The Committee rewards executive officers with Annual Cash Incentive Compensation for achieving the Company's financial and operating plan taking into account an assessment of each NEO's contributions to those achievements. Payouts under our

Annual Cash Incentive Compensation program are the result of both the Company and the individuals reaching established performance targets. The Committee follows a two-step process to determine what amounts will be paid under the Annual Cash Incentive Compensation program each year:

1.
The Company must deliver certain FFO performance during the year before any payments may be made under the program. If threshold performance is not achieved, no payments are made. For 2019, the Committee determined that the Company generated FFO of $12.37 per share, after adjusting for a $0.33 per share loss on extinguishment of debt. Because this amount exceeded the threshold FFO performance of $12.20 per share, the Committee moved to step two in this process. See "Where do I find reconciliation of non-GAAP terms to GAAP terms?" in the section of the Proxy Statement titled "Frequently Asked Questions and Answers" on page 50.

2.
Each individual's performance is assessed by the CEO and the Committee against defined goals and objectives which are established at the beginning of each year. The assessment delivers a total score for each individual. Each individual's total score then determines the portion of that NEO's target Annual Cash Incentive Compensation that has been earned.

30 SIMON PROPERTY GROUP 2020 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS

2019 GOALS AND PERFORMANCE

A summary of the NEOs' 2019 goals and performance along with their 2019 Annual Cash Incentive Compensation payments may be found in the table below. The Committee determined that 2019 FFO performance exceeded the level required to authorize "Target" funding of the Company's 2019 Annual Cash Incentive Compensation program. Notwithstanding this, the Committee, acting on the recommendation of the CEO, elected to fund a lower amount than the amount allocated for such a performance level under the 2019 Annual Cash Incentive program to be fiscally conservative. In addition, because of the impact of the COVID-19 pandemic, Mr. David Simon requested that the Committee pay his approved bonus at such time as the Committee determines, in its sole discretion, that the market conditions in which the Company operates have improved. The Committee has determined that in no event will Mr. Simon's bonus be paid later than March 15, 2021.

NAMED EXECUTIVE OFFICER	2019 KEY INDIVIDUAL GOALS AND PERFORMANCE	2019 ANNUAL CASH INCENTIVE COMPENSATION AWARD	2018 ANNUAL CASH INCENTIVE COMPENSATION AWARD

David Simon	• Dividends paid in 2019 increased by 5.1% compared to 2018.	$2,850,000	$3,850,000
	• Leasing spreads per square foot increased by over 14%.
Steven E. Fivel	• Launched SPO.com; transitioned platform and team to Rue Gilt Groupe.	$900,000	$900,000
	• Facilitated settlement of dispute with insurance company, securing lower premiums for the Company.
John Rulli	• Exceeded goal of increasing Short Term Revenues by 5%.	$750,000	$900,000
	• Implemented new Recruiting, Onboarding and Case Management systems in HR.
Brian J. McDade	• Completed a three year tranche senior notes offering totaling $3.5B; weighted average coupon rate of 2.61%.	$500,000	$425,000
	• Retired all, or a portion of senior notes totaling approximately $2.6B; weighted average coupon rate of 3.76%.
Alexander L.W. Snyder	• Completed renewal of the Company's insurance program, below budget.	$275,000	$300,000
	• Oversaw legal support for financing transactions including $3.5B unsecured bond issuance and redemption of other unsecured bonds.

We pay Annual Cash Incentive Compensation to NEOs in the first calendar quarter of the following year so the Committee has sufficient time to assess our financial performance and the executives' contributions for the preceding year.

PERFORMANCE-BASED LTIP AWARDS

For our executive compensation plans to be effective, it is necessary for NEO compensation to be competitive with other real estate companies and also with other large public and private enterprises with which the Company competes for executive talent. In order to achieve this, the Committee must take into account whether long-term incentives are reasonably obtainable or else face challenges retaining the Company's NEOs. Based on all of the foregoing, as well as current business conditions, working together with Semler Brossy, the Committee established a redesigned LTIP Program in the first quarter of 2019.

The Committee believes that as the responsibilities of our executives increase, the proportion of their total compensation that is at risk and dependent on performance should also increase. From 2010-2016, the Committee awarded performance-based LTIP units to the NEOs and certain other executives to achieve this objective. After suspending the award of LTIP units to NEOs in 2017, the Committee reintroduced such awards in 2018.

LTIP units are a type of limited partnership interest issued by the Operating Partnership. Under the performance-based LTIP Program, LTIP awards can be earned in whole or in part, depending on the extent to which the performance targets set by the Committee for the relevant performance period are met. The Committee believes the performance-based LTIP Program design reflects the Company's pay-for-performance philosophy and high expectations:

•
Performance requirements are designed to be rigorous and to promote long-term creation of shareholder value. The challenging nature of these performance requirements can be seen based on no LTIP units having been earned under either the 2015-2017 LTIP Program or the 2016-2018 LTIP Program and most recently, fewer than 50% of the target number of LTIP units awarded under Tranche A of the 2018 LTIP Program being earned.

•
The 2019 LTIP Program's structure is a hybrid of the structure of the 2016-2018 LTIP Program and the 2018 LTIP Program with an additional performance metric, Strategic Objective Performance Criteria included. Like the 2018 LTIP Program it has both a financial metric (FFO growth rate) and a relative TSR metric. The 2019 LTIP Program is distinct from the 2016-2018 LTIP Program which only had a

SIMON PROPERTY GROUP 2020 PROXY STATEMENT 31

COMPENSATION DISCUSSION AND ANALYSIS

TSR performance metric and had both relative and absolute TSR components. As mentioned above, the 2019 LTIP Program is distinct from both the 2016-2018 LTIP Program and the 2018 LTIP Program based on its inclusion of an additional performance metric, Strategic Objective Performance Criteria. Just like a 2018 LTIP Program award, a 2019 LTIP award is earned based on the FFO growth rate and the Company's TSR against the FTSE NAREIT Equity Retail Index. The difference is the weighting of the two performance metrics. In the 2019 LTIP Program, the FFO growth rate performance metric is weighted 50% and the Company's TSR against the FTSE NAREIT Equity Retail Index is weighted 30% while in the 2018 LTIP Program the Company's FFO growth rate performance metric is weighted 60% and the Company's TSR against the FTSE NAREIT Equity Retail Index is weighted 40%, in each case, during the respective performance periods described below. As described above the other difference is that the 2019 LTIP Program includes a third performance metric, Strategic Objective Performance Criteria which is weighted

20%. The performance goals for the 2019 LTIP Program were designed to be challenging but achievable with strong management performance. For example, under the 2019 LTIP Program, performance that does not achieve the rate of return of the FTSE NAREIT Equity Retail Index will not result in any LTIP units being earned based on relative TSR. An additional difference between the 2019 LTIP Program and the 2018 LTIP Program is that the 2018 LTIP Program is composed of two tranches; one with a three-year performance period followed by a one year vesting period; and one with a two-year performance period followed by a two year vesting period while the 2019 LTIP Program has a three-year performance period followed by a one year vesting period.

•
The Committee is responsible for setting performance targets each year awards are made under the LTIP Program, and we expect to continue to establish challenging targets that will include a requirement for strong long-term financial and operational performance.

A comparison of certain provisions of the 2019 LTIP Program and the 2018 LTIP Program is below:

Program Provision	2019 LTIP Program		2018 LTIP Program

Performance Metrics	50% FFO 30% Relative TSR (SPG vs. FTSE NAREIT Equity Retail Index) 20% Strategic Objective Performance Criteria		60% FFO 40% Relative TSR (SPG vs. FTSE NAREIT Equity Retail Index)

Payout Leverage / Goals	Maximum:	150% of Target Award	Maximum:	150% of Target Award
	Target:	100% of Target Award	Target:	100% of Target Award
	Threshold:	50% of Target Award	Threshold:	50% of Target Award
	Below Threshold:	0% of Target Award	Below Threshold:	0% of Target Award

Performance / Vesting Period	Three-year award • Performance measured over 3-year period (2019-2021) • Award units vest 1-year after earned (1/1/2023)	Three-year award

•

Tranche A

•

50% of award earned over 2-year period (2018-2019)

•

Earned units vest over a 2-year period (1/1/2021 and 1/1/2022)

•

Tranche B

•

50% of award earned over 3-year period (2018-2020)

•

Earned award units vest over 1-year period (1/1/2022)

In recent years the Committee has become increasingly focused on expanding the number of executives in the LTIP Program to be more inclusive, recognize the contributions of a larger group of executives, and as a retention tool for high performing employees in connection with succession planning for our NEOs. The 2019 LTIP Program has 21 participants compared to the 2016-2018 LTIP Program that had only 11 participants. We will continue to evaluate the LTIP Program every year to maximize long-term value creation for our stakeholders.

LTIP units are designed to qualify as "profits interests" in the Operating Partnership for federal income tax purposes. During the performance period, holders of LTIP units will be allocated taxable profits and losses equal to one-tenth of the amounts allocated to an Operating Partnership unit and will receive distributions equal to one-tenth of the amount of regular quarterly distributions paid on an Operating Partnership unit, and certain special distributions. As a general matter, the profits interest characteristics of the LTIP units mean that they will not be economically equivalent in value at the time of award to the economic value of an Operating Partnership unit. The value of the LTIP units can increase over time until the value of the LTIP units is equivalent to the value of the Operating Partnership units on a one-for-one basis.

After the end of the performance period, to the extent that the required performance has been achieved, holders of earned LTIP units will be entitled to receive distributions in an amount per LTIP unit equal to the distributions, both regular and special, payable on a unit. Vested LTIP units are exchangeable for shares of the Company's common stock on a one-for-one basis, or cash as selected by the Company.

The number of performance-based LTIP units earned is determined by the Committee at the end of the performance period using the pre-established payout matrices (with linear interpolation between the specified payout percentages).

32 SIMON PROPERTY GROUP 2020 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS

ACHIEVEMENT OF 2018 LTIP PROGRAM AWARDS

It is worth noting that (i) for the first time in three years the Company's NEOs earned any portion of the LTIP units awarded to them during that period and (ii) the number of LTIP units earned under Tranche A of the 2018 LTIP Program was substantially below the target opportunity. The reason for not achieving the target opportunity was that despite the Company's strong operating performance with FFO growth of 3.94%, the Company did not outperform the FTSE NAREIT Equity Retail Index during the Tranche A 2018 LTIP Program performance period which was necessary to be entitled to any payment on that performance metric. The performance levels required for each performance component and associated payout amounts are set forth in the table below.

2018 TRANCHE A LTIP PROGRAM PAYOUT MATRICES

SIMON FFO PER SHARE CAGR WEIGHT 60%		SIMON TSR VS. FTSE NAREIT EQUITY RETAIL INDEX WEIGHTED AVERAGE TSR WEIGHT 40%

PERFORMANCE	PAYOUT % OF TARGET	PERFORMANCE	PAYOUT % OF TARGET

< 3.0%	0.0%	< Index	0.0%
= 3.0%	50.0%	= Index	50.0%
= 4.0%	100.0%	= Index + 0.75%	100.0%
≥ 6.0%	150.0%	= Index + 1.25%	150.0%

The Committee instructed management to prepare an analysis of the performance measures established for the two-year 2018 Tranche A LTIP Program to determine whether such measures had been achieved. In March 2020 the Committee, using that analysis, determined that performance during the two-year performance period ending December 31, 2019, resulted in payouts as shown in the table below.

2018 TRANCHE A LTIP PROGRAM ACTUAL PERFORMANCE RESULTS
COMPONENT	WEIGHTING	PERFORMANCE REQUIRED TO EARN TARGET	ACTUAL PERFORMANCE	% EARNED

FFO	60%	= 4.0%	3.94%	97.0%
Simon TSR vs. FTSE NAREIT Equity Retail Index TSR	40%	= Index +0.75%	10.03% below the Index	0.0%

The actual number of LTIP units that a participant can earn for the TSR component is determined by applying the results of Deloitte LLP's ("Deloitte's) Monte Carlo analysis (described in Footnote 2 to the Summary Compensation Table) to the dollar value of the awards for the TSR component. This may result in a percentage of earned LTIP unit awards that is different from the grant date fair value weighting percentages.

The LTIP units earned during the 2018 Tranche A Performance Period are shown in the table below and will vest in equal portions on January 1, 2021 and January 1, 2022. To vest in earned units, each recipient must maintain continuous service through each vesting date, except for termination of service resulting from death or disability or, in the Committee's sole discretion, upon retirement. In addition, all of our NEOs (including our CEO) are subject to certain stock retention requirements.

SIMON PROPERTY GROUP 2020 PROXY STATEMENT 33

COMPENSATION DISCUSSION AND ANALYSIS

The Committee determined the achievement of the performance conditions for Tranche A of the 2018 LTIP Program in the following amounts for our NEOs, subject to further service-based vesting requirements:

2018 LTIP PROGRAM TRANCHE A PAYOUT RESULTS

PERFORMANCE METRICS:	FFO (60%)		Simon TSR vs. FTSE NAREIT Equity Retail Index TSR (40%)
NAME	TARGET UNITS	EARNED UNITS (97%)	TARGET UNITS	EARNED UNITS (0%)	TOTAL TARGET LTIP UNITS	TOTAL EARNED LTIP UNITS(1)	TOTAL EARNED LTIP UNITS VALUE AT 12/31/2019

David Simon	12,378	12,005	12,236	0	24,614	12,005	$1,788,265
Steven E. Fivel	3,909	3,791	3,864	0	7,773	3,791	$564,707
John Rulli	3,909	3,791	3,864	0	7,773	3,791	$564,707
Brian J. McDade	1,304	1,264	1,288	0	2,592	1,264	$188,285
Alexander L.W. Snyder	978	948	966	0	1,944	948	$141,214

(1)
The weighting reflects the percentage allocated to the total dollar amount of total awards for LTIP participants. The actual number of LTIP units for the TSR component is determined by applying the results of Deloitte's Monte Carlo analysis to the dollar value of the awards for the TSR component. This may result in a percentage of earned LTIP unit awards that is different from the grant date fair value weighting percentages.

OTHER ELEMENTS OF COMPENSATION

Retirement and Health and Welfare Benefits. We have never had a traditional defined benefit pension plan. We maintain a 401(k) retirement plan in which all salaried employees can participate on the same terms. During 2019, our basic contribution to the 401(k) retirement plan was equal to 1.0% of the participant's base salary and Annual Cash Incentive Compensation which vests 20% after the completion of two years and an additional 20% after each additional year of service until fully vested after six years. We match 100% of the first 3% of the participant's contribution and 50% of the next 2% of the participant's contribution. Our matching contributions are vested when made. Our basic and matching contributions are subject to applicable IRS limits and regulations. The limit for Company contributions for any participant in 2019 was $14,000. The contributions we made to the 401(k) accounts of the NEOs are shown in the "All Other Compensation" column of the 2019 Summary Compensation Table on page 36. NEOs also participate in health and welfare benefit plans on the same terms as other salaried employees.

No Gross-Up for Excess Parachute Payments. No NEOs currently have employment agreements. There are no arrangements requiring us to gross-up compensation to cover taxes owed by the NEOs, including excise taxes payable by the NEOs in connection with a change in control.

Deferred Compensation Plan. We maintain a nonqualified deferred compensation plan that has permitted senior executives, key employees and non-employee directors to defer all or part of their compensation, including awards under the Operating Partnership's 2019 Stock Incentive Plan (the "2019 Plan"). There is an account for the executives and employees and a separate account for the non-employee directors. Although we have the discretion to contribute a matching amount or make additional incentive contributions, we have never done either. As a result, the amounts disclosed in the "Nonqualified Deferred Compensation In 2019" table on page 39 consist entirely of compensation earned by, but not yet paid to, the NEOs and any earnings on such deferred compensation. A participant's deferrals are fully vested, except for restricted stock awards that still have vesting requirements. Upon death or disability of the participant, our insolvency, or a change in control affecting us, a participant becomes 100% vested in his account.

No Stock Option Grants. The Committee has not granted any stock options to executives or other employees since 2001.

OTHER POLICIES

EQUITY AWARD GRANT PRACTICES

In the ordinary course of our compensation cycle for our NEOs we make LTIP awards in the first calendar quarter after financial results for the preceding year have been released.

EXECUTIVE EQUITY OWNERSHIP GUIDELINES

We believe the financial interests of our executives should be aligned with the long-term interests of our shareholders. We also believe that requiring our executives to own a significant number of shares of our common stock, combined with our rigorous stock retention policy, serves as a strong motivator for our executives to be prudent in their operation of the Company. Therefore, in addition to long-term incentives, our Board has established equity ownership guidelines for key executives, including the NEOs.

The current ownership guidelines require the executives to maintain ownership of our stock or any class of our equity securities or units of the Operating Partnership having a value

34 SIMON PROPERTY GROUP 2020 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS

expressed as a multiple of their base salary for as long as they remain our employees. Our current guidelines for the CEO and other executive officers are set forth below.

POSITION	VALUE AS A MULTIPLE OF BASE SALARY

Chief Executive Officer	6.0x
Executive Officers	3.0x
Certain Executive Vice Presidents	3.0x

In addition, these executives are required to retain ownership of a sufficient number of shares received in the form of restricted stock awards representing at least 50% of the after-tax value of their awards or 25% of the pre-tax value of such awards. These shares are to be retained by the executive until he or she retires, dies, becomes disabled, or is no longer our employee.

Ownership of any class of our equity securities or units of the Operating Partnership counts toward fulfillment of these guidelines, including securities held directly, securities held indirectly by or for the benefit of immediate family members, shares of restricted stock that have been earned, even if not vested, and shares held following the exercise of stock options. Unexercised stock options do not count toward these goals. Each of our NEOs currently meets or exceeds these guidelines.

CLAWBACKS OF INCENTIVE COMPENSATION

Our annual and long-term incentive plans contain a clawback provision that applies to all of our current and former NEOs in the event of any material restatement of the Company's financial statements whether or not fraud or misconduct is involved. The clawback policy applies to cash amounts received through annual or long-term incentive plans, where payouts were based upon the financial results that were restated.

In addition, the post-2010 LTIP Program award agreements for all NEOs, including our CEO, provide that in the event of a financial restatement, the Company may recoup the employee's Annual Cash Incentive Compensation and other equity and non-equity compensation tied to the achievement of earnings targets if the compensation would not have been earned as a result of the financial restatement. These provisions will be superseded by any broader recoupment policy that the Company adopts pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act. Awards under the 2019 Plan are expected to include provisions expressly acknowledging the applicability of any such recoupment policy to the award.

HEDGING POLICY AND PLEDGING RESTRICTIONS

Our insider trading policy prohibits employees and directors from hedging the ownership of Company securities. In addition, we do not permit our executive officers and directors to pledge shares.

SECTION 162(M)

When reviewing compensation matters, the Committee considers the anticipated tax consequences to the Company (and, when relevant, to our executive officers) of the various payments under our compensation programs. Section 162(m) of the Internal Revenue Code (the "Code") generally disallows a tax deduction for any publicly held corporation for individual compensation of more than $1.0 million in any taxable year to certain executive officers. We believe that we qualify as a REIT under the Code. Provided we qualify as a REIT, we are not required to pay federal income tax to the extent we distribute our taxable income to our shareholders each year. In order to qualify as a REIT, among other requirements, we generally must distribute to our shareholders at least 90% of our taxable income each year, excluding capital gains. As a result, we do not expect that the payment of compensation which is not deductible due to Section 162(m) of the Code will have a material adverse federal income tax consequence to us, provided that we qualify as a REIT. The Committee, after considering the potential impact of the application of Section 162(m) of the Code, may provide compensation to executive officers that may not be tax deductible if it believes that providing that compensation is in the best interests of the Company and its shareholders.

COMPENSATION DECISIONS FOR 2020

In early March 2020, the Committee met to make decisions related to our NEOs' base salaries and long-term incentive opportunities and approve the funding goals for 2020 under our Annual Cash Incentive Compensation program. At this meeting, based on the uncertainty being created by COVID-19, the Committee decided to defer making any decisions with respect to these matters. On March 31, 2020, the Committee accepted the recommendation of Mr. David Simon to temporarily reduce his base salary to $0 and to temporarily reduce the base salaries of the other NEOs by between 25 and 30 percent, with such adjustments effective March 28, 2020, in light of the impact of the COVID-19 pandemic on the Company's business operations.

SIMON PROPERTY GROUP 2020 PROXY STATEMENT 35

EXECUTIVE COMPENSATION TABLES

SUMMARY COMPENSATION TABLE

NAME (A)	YEAR (B)	SALARY (C)	BONUS(2) (D)		STOCK AWARDS(3) (E)		ALL OTHER COMPENSATION(4) (F)	TOTAL (G)

David Simon	2019	$1,250,000	$2,850,000	(1)	$6,323,236		$16,142	$10,439,378
Chairman, CEO and President	2018	$1,250,000	$3,850,000		$6,321,027		$15,891	$11,436,918
	2017	$1,250,000	$3,500,000		$0		$15,657	$4,765,657

Steven E. Fivel	2019	$634,615	$900,000		$1,664,199		$14,951	$3,213,765
General Counsel and Secretary	2018	$538,462	$900,000		$1,996,114		$14,701	$3,449,277
	2017	$475,000	$750,000		$0		$14,514	$1,239,514

John Rulli	2019	$634,615	$750,000		$1,664,199		$16,890	$3,065,704
President of Malls—Chief Administrative Officer	2018	$536,692	$900,000		$1,996,114		$16,640	$3,449,446
	2017	$463,500	$750,000		$0		$16,404	$1,229,904

Brian J. McDade	2019	$442,308	$500,000		$1,498,761	(5)	$35,147	$2,476,216
Executive Vice President, Chief Financial Officer and Treasurer	2018	$367,692	$425,000		$1,065,371		$27,471	$1,885,534
	2017	—	—		—		—	—

Alexander L.W. Snyder	2019	$442,692	$275,000		$999,381	(6)	$43,060	$1,760,133
Assistant General Counsel and Assistant Secretary	2018	—	—		—		—	—
	2017	—	—		—		—	—

(1)
Because of the impact of the COVID-19 pandemic, Mr. David Simon requested that the Committee pay his approved bonus at such time as the Committee determines, in its sole discretion, that the market conditions in which the Company operates have improved. The Committee has determined that in no event will Mr. Simon's bonus be paid later than March 15, 2021.

(2)
Bonuses earned with respect to the indicated year were paid in the following year under our Annual Cash Incentive Compensation program. See the "2019 Annual Cash Incentive Compensation" section in the Compensation Discussion and Analysis for information about how we determined the payments for 2019.

(3)
Represents the total grant date fair value of all equity-based awards made during 2019 determined in accordance with ASC 718. For 2019, represents the grant date fair value of the awards under the 2019 LTIP Program assuming the Company satisfies the Target performance levels (even though those LTIP units remain subject to performance measures during a three-year performance period that has not yet ended and, once earned, are subject to further vesting requirements).

We engaged Deloitte, who is not our independent registered public accounting firm, to develop the grant date fair value of the TSR portion of the 2019 LTIP Program using a Monte Carlo simulation. A simulation was conducted using assumptions regarding the total stock return on the Company's common stock and the relative total return of the FTSE NAREIT Equity Retail Index, as well as expected volatility, risk-free investment rates, correlation coefficients, dividend reinvestment, and other factors. This simulation resulted in the grant date fair value of the TSR portion being $119.07. The grant date fair value of the FFO and Strategic Objectives portions were calculated by multiplying $172.84, the closing price of our common stock as reported by the NYSE for May 8, 2019, by the number of LTIP units assuming the Company satisfies the Target performance levels established. The grant date fair values of the awards in the 2019 LTIP Program, as of May 8, 2019, were as follows (net of the purchase price of $0.25 per unit paid by the participant):

NAME	NUMBER OF TARGET AWARD UNITS FOR 2019 LTIP PROGRAM	GRANT DATE TARGET FAIR VALUE OF 2019 LTIP PROGRAM

David Simon	41,609	$6,323,236
Steven E. Fivel	10,951	$1,664,199
John Rulli	10,951	$1,664,199
Brian J. McDade	6,572	$998,761
Alexander L.W. Snyder	3,286	$499,381

  The number of LTIP units awarded under the 2019 LTIP Program that may be earned in the future will depend upon the extent to which we achieve the performance measures during the three year performance period that ends on December 31, 2021. If our performance for this period results in a payout of less than Target, the number of LTIP units earned would be less than the number shown. Under the 2019 LTIP Program, if the Company's performance level exceeds the Target performance level, the NEOs may earn a number of LTIP units greater than the Target number set forth above. At a Maximum performance level, the number of award LTIP units, and corresponding grant date fair value would be 62,412 LTIP units and $9,484,648 for Mr. David Simon, 16,425 LTIP units and $2,496,094 for Mr. Fivel, 16,425 LTIP units and $2,496,094 for Mr. Rulli, 9,855 LTIP units and $1,497,678 for Mr. McDade, and 4,928 LTIP units and $748,898 for Mr. Snyder.

  In the case of the 2019 LTIP Program, any LTIP units earned will vest on January 1, 2023. The recipient must maintain continuous service through each vesting date, except for termination of service resulting from death or disability or, in the Committee's sole discretion, upon retirement. The grant date fair values of the LTIP units are reported in column (E) net of the purchase price of $0.25 per unit.

(4)
Amounts reported in 2019 include the following:

ALL OTHER COMPENSATION

NAME	EMPLOYEE LIFE INSURANCE PREMIUMS	401(K) CONTRIBUTION	RESTRICTED STOCK DIVIDENDS

David Simon	$2,142	$14,000	$0
Steven E. Fivel	$951	$14,000	$0
John Rulli	$2,890	$14,000	$0
Brian J. McDade	$951	$14,000	$20,196
Alexander L.W. Snyder	$951	$14,000	$28,109

36 SIMON PROPERTY GROUP 2020 PROXY STATEMENT

EXECUTIVE COMPENSATION TABLES

(5)
Mr. McDade was selected to participate in the Company's 2019 Corporate Incentive Compensation Plan ("Corporate ICP"), an equity incentive compensation plan in which 24 senior employees participated in 2019. Mr. McDade was granted an award opportunity of $500,000. This amount is reflected in the amount of his 2019 Stock Awards in column (E). Awards under the Corporate ICP are earned based on two performance metrics, FFO (weighted 60%) and the Company's TSR against the FTSE NAREIT Equity Retail Index (weighted 40%). The dollar amount earned will be converted into a number of shares of restricted stock with an equivalent value. The number of shares of restricted stock will be determined by dividing the earned amount of the award by the average closing price of the Company's common stock on the ten (10) consecutive trading days immediately preceding, but not including April 1, 2020. These shares of restricted stock will be subject to an additional three-years of vesting, with one third of the shares of restricted stock vesting each year.

(6)
Mr. Snyder was selected to participate in the Company's 2019 Corporate ICP, an equity incentive compensation plan in which 24 senior employees participated in 2019. Mr. Snyder was granted an award opportunity of $500,000. This amount is reflected in the amount of his 2019 Stock Awards in column (E). Awards under the Corporate ICP are earned based on two performance metrics, FFO (weighted 60%) and the Company's TSR against the FTSE NAREIT Equity Retail Index (weighted 40%). The dollar amount earned will be converted into a number of shares of restricted stock with an equivalent value. The number of shares of restricted stock will be determined by dividing the earned amount of the award by the average closing price of the Company's common stock on the ten (10) consecutive trading days immediately preceding, but not including April 1, 2020. These shares of restricted stock will be subject to an additional three-years of vesting, with one third of the shares of restricted stock vesting each year.

GRANTS OF PLAN-BASED AWARDS IN 2019

			ESTIMATED FUTURE PAYOUTS UNDER EQUITY INCENTIVE PLAN AWARDS
						GRANT DATE FAIR VALUE OF TARGET STOCK AND OPTION AWARDS(3) ($) (L)
NAME (A)	GRANT DATE(1) (B)	TYPE OF AWARD	THRESHOLD NUMBER OF UNITS (F)	TARGET NUMBER OF UNITS(2) (G)	MAXIMUM NUMBER OF UNITS (H)

David Simon	5/8/19	LTIP Units	20,805	41,609	62,412	$6,323,236
Steven E. Fivel	5/8/19	LTIP Units	5,476	10,951	16,425	$1,664,199
John Rulli	5/8/19	LTIP Units	5,476	10,951	16,425	$1,664,199
Brian J. McDade	5/8/19	LTIP Units	3,286	6,572	9,855	$998,761
	5/8/19	Restricted Stock(4)	—	—	—	$500,000
Alexander L.W. Snyder	5/8/19	LTIP Units	1,644	3,286	4,928	$499,381
	5/8/19	Restricted Stock(5)	—	—	—	$500,000

(1)
Represents the date that the award was made.

(2)
Column (G) represents the number of LTIP units the NEO would earn if our performance for the three-year period ended December 31, 2021 would result in a payout at the Target performance level under the 2019 LTIP Program. If any LTIP units are earned for the performance period ending December 31, 2021, one hundred percent of such earned LTIP units will vest on January 1, 2023. The recipient must maintain continuous service through each vesting date, except for termination of service resulting from death or disability or, in the Committee's sole discretion, upon retirement.

(3)
The grant date fair values of the 2019 LTIP Program awards are shown here net of the $0.25 per unit purchase price.

(4)
As described in footnote (5) to the Summary Compensation Table, Mr. McDade participated in the Corporate ICP in 2019. He was granted an award opportunity of $500,000. The dollar amount earned will be converted into a number of shares of restricted stock with an equivalent value, such number determined by dividing the earned amount of the award by the average closing price of the Company's common stock on the ten (10) consecutive trading days immediately preceding, but not including April 1, 2020; therefore, the number of restricted shares cannot practically be calculated as of the date hereof.

(5)
As described in footnote (6) to the Summary Compensation Table, Mr. Snyder participated in the Corporate ICP in 2019. He was granted an award opportunity of $500,000. The dollar amount earned will be converted into a number of shares of restricted stock with an equivalent value, such number determined by dividing the earned amount of the award by the average closing price of the Company's common stock on the ten (10) consecutive trading days immediately preceding, but not including April 1, 2020; therefore, the number of restricted shares cannot practically be calculated as of the date hereof.

SIMON PROPERTY GROUP 2020 PROXY STATEMENT 37

EXECUTIVE COMPENSATION TABLES

OUTSTANDING EQUITY AWARDS AT 2019 FISCAL YEAR-END

	STOCK AWARDS
NAME (A)	NUMBER OF SHARES OR UNITS EARNED THAT HAVE NOT VESTED(1) (G)	MARKET VALUE OF SHARES OR UNITS THAT HAVE NOT VESTED(2) (H)	EQUITY INCENTIVE PLAN AWARDS: NUMBER OF UNEARNED SHARES, UNITS OR OTHER RIGHTS THAT HAVE NOT VESTED ASSUMING PERFORMANCE AT THRESHOLD(3) (I)	EQUITY INCENTIVE PLAN AWARDS: MARKET OR PAYOUT VALUE OF UNEARNED SHARES, UNITS OR OTHER RIGHTS THAT HAVE NOT VESTED ASSUMING PERFORMANCE AT THRESHOLD(4) (J)

David Simon	12,005	$1,785,264	33,111	$4,923,937
Steven E. Fivel	3,791	$563,760	9,362	$1,392,223
John Rulli	3,791	$563,760	9,362	$1,392,223
Brian J. McDade	3,986	$593,439	4,581	$681,241
	—	$231,250	—	$—
Alexander L.W. Snyder	4,771	$710,451	2,615	$388,877
	—	$231,250	—	$—

(1)
Column (G) consists of the following LTIP units and shares of restricted stock that have been earned but not vested as of December 31, 2019:

	TYPE OF AWARD	NUMBER OF SHARES OR UNITS

David Simon	Tranche A 2018 LTIP Units	12,005

Steven E. Fivel	Tranche A 2018 LTIP Units	3,791

John Rulli	Tranche A 2018 LTIP Units	3,791

Brian J. McDade	Tranche A 2018 LTIP Units	1,264
	Restricted Stock (2017 Grant)	247
	Restricted Stock (2018 Grant)	433
	Restricted Stock (2019 Grant)	2,042

Alexander L.W. Snyder	Tranche A 2018 LTIP units	948
	Restricted Stock (2017 Grant)	297
	Restricted Stock (2018 Grant)	974
	Restricted Stock (2019 Grant)	2,552

One half of the earned Tranche A 2018 LTIP Units vest on January 1, 2021 and one half vest on January 1, 2022 assuming continued service.

(2)
The amounts shown in Column (H) are calculated by multiplying $148.96, the closing price of our common stock as reported by the NYSE for December 31, 2019, by the applicable number of shares or LTIP units (net of the $0.25 per unit purchase price for LTIP units). In 2019 Mr. McDade earned $231,250 under the Corporate ICP based on the Company's performance in 2019. As described in footnote (5) to the Summary Compensation Table, the number of shares of restricted stock that will be awarded cannot practically be determined as of the date hereof. In 2019 Mr. Snyder earned $231,250 under the Corporate ICP based on the Company's performance in 2019. As described in footnote (6) to the Summary Compensation Table, the number of shares of restricted stock that will be awarded cannot practically be determined as of the date hereof. Shares of restricted stock that have been earned vest ratably over a three year period.

(3)
Column (I) consists of the following LTIP units and shares of restricted stock that have not been earned:

	TYPE OF AWARD	THRESHOLD NUMBER OF SHARES OR UNITS

David Simon	Tranche B 2018 LTIP Units	12,306
	2019 LTIP Units	20,805

Steven E. Fivel	Tranche B 2018 LTIP Units	3,886
	2019 LTIP Units	5,476

John Rulli	Tranche B 2018 LTIP Units	3,886
	2019 LTIP Units	5,476

Brian J. McDade	Tranche B 2018 LTIP Units	1,295
	2019 LTIP Units	3,286

Alexander L.W. Snyder	Tranche B 2018 LTIP Units	971
	2019 LTIP Units	1,644

With respect to each of the Tranche B 2018 LTIP Units and the 2019 LTIP Units, the number of units that would have been earned based on actual results for the period commencing on the first day of the applicable performance period and ending on December 31, 2019 (rather than the end of the actual performance period) was below the threshold level of performance. Consequently, amounts shown for both the Tranche B 2018 LTIP Units and the 2019 LTIP Units are based on achievement at threshold performance.

(4)
The amounts shown in Column (J) are calculated by multiplying $148.96, the closing price of our common stock as reported by the NYSE for December 31, 2019, by the applicable number of shares of restricted stock or number of LTIP units, net of the $0.25 per unit purchase price.

38 SIMON PROPERTY GROUP 2020 PROXY STATEMENT

EXECUTIVE COMPENSATION TABLES

OPTION EXERCISES AND STOCK VESTED IN 2019(1)

	STOCK AWARDS(2)
NAME (A)	NUMBER OF SHARES ACQUIRED ON VESTING (D)		VALUE REALIZED ON VESTING (E)

David Simon(3)	0		$0
Steven E. Fivel	0		$0
John Rulli	0		$0
Brian J. McDade	465	(4)	$84,728	(5)
Alexander L.W. Snyder	785	(6)	$143,035	(7)

(1)
Our NEOs did not hold any stock options at any time during 2019.

(2)
Includes awards of restricted stock.

(3)
On January 1, 2019, Mr. David Simon's 360,000 Class B CEO LTIP Units vested and on June 30, 2019, Mr. David Simon's 280,000 Class C CEO LTIP Units vested. The earning and vesting of these CEO LTIP Units is described on pages 37-39 of the Company's 2019 Proxy Statement.

(4)
465 shares of restricted stock earned by Mr. McDade under the Corporate ICP in 2016 and 2017 vested on April 1, 2019.

(5)
The value realized upon vesting of Mr. McDade's 465 shares of restricted stock, earned under the Corporate ICP in 2016 and 2017, is calculated by multiplying $182.21 the closing price of our common stock as reported by the NYSE for March 29, 2019, by the number of shares of restricted stock that vested on April 1, 2019.

(6)
785 shares of restricted stock earned by Mr. Snyder under the Corporate ICP in 2016 and 2017 vested on April 1, 2019.

(7)
The value realized upon vesting of Mr. Snyder's 785 shares of restricted stock, earned under the Corporate ICP in 2016 and 2017, is calculated by multiplying $182.21 the closing price of our common stock as reported by the NYSE for March 29, 2019, by the number of shares of restricted stock that vested on April 1, 2019.

NONQUALIFIED DEFERRED COMPENSATION IN 2019

NAME (A)	EXECUTIVE CONTRIBUTIONS IN LAST FY (B)	REGISTRANT CONTRIBUTIONS IN LAST FY (C)	AGGREGATE EARNINGS (LOSSES) IN LAST FY(1) (D)	AGGREGATE WITHDRAWALS/ DISTRIBUTIONS (E)	AGGREGATE BALANCE AT LAST FYE(2) (F)

David Simon	$0	$0	$(243,397)	$2,101,453	$1,858,057
Steven E. Fivel	$0	$0	$0	$0	$0
John Rulli	$0	$0	$417,665	$1,613,343	$4,832,645
Brian J. McDade	$0	$0	$0	$0	$0
Alexander L.W. Snyder	$0	$0	$3,418	$0	$16,394

(1)
Aggregate earnings include dividends paid on, and appreciation of, shares of our common stock held in the plan.

(2)
Of the amounts in this column, the following amounts are or were previously reported in the Summary Compensation Table: Mr. David Simon—$9,282,181; Mr. Fivel—$0; Mr. Rulli—$0; Mr. McDade—$0, and Mr. Snyder—$0.

The assets of our deferred compensation plan are held in what is commonly referred to as a "rabbi trust" arrangement. This means the assets of the plan are subject to the claims of our general creditors in the event of our insolvency. The plan assets are invested by the trustee in its sole discretion. Payments of a participant's elective deferrals are made as elected by the participant. These amounts would be paid earlier in the event of termination of employment or death of the participant, an unforeseen emergency affecting the participant as determined by the Committee or a change in control of the Company.

We have not made any contributions to the executive account of our deferred compensation plan since its inception in 1995. As a result, the contributions and aggregate balances shown in the table above are composed entirely of contributions made by the executives from their salary, bonus or restricted stock awards for prior years and earnings on those amounts. The earnings do not represent above-market or preferential rates. The executives may vote and are entitled to receive dividends on their restricted stock awards in the plan.

Deferral elections are made by eligible executives each year for amounts to be earned or granted in the following year. An executive may defer all or a portion of salary, Annual Cash Incentive Compensation or awards under the 2019 Plan.

The investment options available to an executive under the deferral program vary depending upon the type of compensation being deferred.

SIMON PROPERTY GROUP 2020 PROXY STATEMENT 39

EXECUTIVE COMPENSATION TABLES

ESTIMATED POST-EMPLOYMENT PAYMENTS UNDER ALTERNATIVE TERMINATION SCENARIOS

The following table sets forth the value of the benefits that would have been payable to each of the NEOs, assuming that the following events occurred on December 31, 2019. We do not disclose payments or other benefits under our 401(k) retirement plan and health and welfare plans because all salaried employees are entitled to the same benefits under those plans. Also, we do not include distributions from our deferred compensation plan because the amounts in that plan consist entirely of contributions made by the executives and earnings on those contributions. The amounts shown are only estimates of the amounts that would be payable to the executives upon termination of employment and do not reflect tax positions we may take or the accounting treatment of such payments. Actual amounts to be paid can only be determined at the time of separation.

	VOLUNTARY RESIGNATION OR RETIREMENT	TERMINATION BY THE COMPANY WITHOUT CAUSE OR RESIGNATION WITH GOOD REASON	DEATH OR DISABILITY	CHANGE OF CONTROL	TERMINATION BY THE COMPANY WITHOUT CAUSE OR RESIGNATION WITH GOOD REASON FOLLOWING CHANGE IN CONTROL

David Simon(1)
Severance Payment(2)	$0	$384,615	$0	$0	$384,615
Restricted Stock	$0	$0	$0	$0	$0
Annual LTIP(3)	$0	$0	$6,288,054	$11,633,137	$11,633,137
2019 Annual Cash Incentive Compensation(4)	$0	$0	$2,850,000	$0	$2,850,000

TOTAL	$0	$384,615	$9,138,054	$11,633,137	$14,867,752

Steven E. Fivel
Severance Payment(2)	$0	$100,000	$0	$0	$100,000
Restricted Stock	$0	$0	$0	$0	$0
Annual LTIP(3)	$0	$0	$1,877,315	$3,348,057	$3,348,057
2019 Annual Cash Incentive Compensation(4)	$0	$0	$900,000	$0	$900,000

TOTAL	$0	$100,000	$2,777,315	$3,348,057	$4,348,057

John Rulli
Severance Payment(2)	$0	$200,000	$0	$0	$200,000
Restricted Stock	$0	$0	$0	$0	$0
Annual LTIP(3)	$0	$0	$1,877,315	$3,348,057	$3,348,057
2019 Annual Cash Incentive Compensation(4)	$0	$0	$750,000	$0	$750,000

TOTAL	$0	$200,000	$2,627,315	$3,348,057	$4,298,057

Brian J. McDade
Severance Payment(2)	$0	$129,808	$0	$0	$129,808
Restricted Stock(5)	$0	$0	$636,719	$636,719	$636,719
Annual LTIP(3)	$0	$0	$770,764	$1,550,550	$1,550,550
2019 Annual Cash Incentive Compensation(4)	$0	$0	$500,000	$0	$500,000

TOTAL	$0	$129,808	$1,907,483	$2,187,269	$2,817,077

Alexander L. W. Snyder
Severance Payment(2)	$0	$25,673	$0	$0	$25,673
Restricted Stock(5)	$0	$0	$800,724	$800,724	$800,724
Annual LTIP(3)	$0	$0	$496,691	$918,582	$918,582
2019 Annual Cash Incentive Compensation(4)	$0	$0	$275,000	$0	$275,000

TOTAL	$0	$25,673	$1,572,415	$1,719,306	$2,019,979

(1)
Mr. David Simon's employment agreement with the Company expired on July 5, 2019 and was not renewed. Notwithstanding the employment agreement's expiration, Mr. David Simon remains bound by a non-competition agreement that was originally entered into on December 1, 1993. The terms of his non-competition agreement were incorporated into his employment agreement and the non-competition agreement remains in full force and effect notwithstanding the expiration of his employment agreement. Mr. David Simon's covenant not to compete remains in effect for so long as he is an officer of the Company and for a period of one year thereafter in the event of a "Termination for Cause" (as defined in the non-competition agreement, as amended by his employment agreement) or Mr. David Simon's resignation (other than a resignation for "Good Reason" (as defined in his employment agreement)).

(2)
Determined by our current severance policy under which we pay severance to full-time employees whose employment is involuntarily terminated in the event of certain reductions in force, mergers or outsourcings. The amount of the severance is one week of pay for every year of service up to a maximum of sixteen weeks of pay.

(3)
The value of unearned LTIP units under the 2019 LTIP Program reflects payout at the Target performance level.

Death or Disability

With respect to death or disability, the amount represents the value of Annual LTIP units held by the executive that would be deemed fully vested at the time of the applicable Valuation Date as if the death or disability had not occurred. Value is based on a stock price of $148.96, the closing price of our common stock as reported by the NYSE for December 31, 2019, net of the purchase price of $0.25 per unit. The award agreements provide the following benefits if the executive's employment terminates due to death or disability prior to the applicable Valuation Date: (a) the calculation of whether any Annual LTIP units have been earned will be deferred until the Valuation Date; (b) the number of Annual LTIP units that would have been earned shall be adjusted on a pro rata basis to reflect the number of days such executive worked over the total days in the performance period; and (c) such

40 SIMON PROPERTY GROUP 2020 PROXY STATEMENT

EXECUTIVE COMPENSATION TABLES

  earned Annual LTIP units shall immediately be fully vested. If death or disability occurs after the applicable Valuation Date, any Annual LTIP units that have been earned but not yet vested shall immediately become fully vested.

  Change of Control

  With respect to a change of control prior to the Valuation Date, the amount represents the value of Annual LTIP units held by the executive that would become earned as a result of the change of control event. Value is based on a stock price of $148.96, the closing price of our common stock as reported by the NYSE for December 31, 2019, net of the purchase price of $0.25 per unit. The calculation of whether any Annual LTIP units have been earned will take place at the time of the change of control. If the executive has any earned Annual LTIP units prior to any change of control, the vesting schedule for such earned Annual LTIP units shall not accelerate but instead remain subject to the vesting period that would otherwise be applicable after any Annual LTIP units became earned in the ordinary course.

  Termination without Cause or Due to Good Reason after a Change of Control

  The award agreements provide the following benefits with respect to the Annual LTIP units if, prior to the Valuation Date, there is a change of control of the Company and the executive is terminated without cause, he resigns his employment for good reason, or the award is not continued, assumed or replaced: (a) the calculation of whether any Annual LTIP units have been earned will take place at the time of the change of control; and (b) any Annual LTIP units earned in connection with the change of control shall immediately become fully vested. If the executive has any earned Annual LTIP units prior to any change of control, the vesting schedule for such earned Annual LTIP units shall not accelerate unless the executive is terminated without cause, he resigns his employment for good reason, or the award is not continued, assumed or replaced, in each case, at such time all of the executive's earned Annual LTIP units shall immediately become fully vested.

(4)
We paid our 2019 bonuses in 2020. Our Annual Cash Incentive Compensation program does not expressly address the consequences of a termination of employment prior to payment of the bonus. However, for the purposes of this table, we have assumed the Committee would approve paying the earned bonus to an executive who, as of the end of the year, died or became disabled or whose employment was terminated without cause or good reason following a change in control.

(5)
Restricted Stock for Mr. McDade and Mr. Snyder includes the unvested shares of restricted stock earned under the Corporate ICP in 2016, 2017 and 2018. The value is based on a stock price of $148.96, the closing price of our common stock as reported by the NYSE on December 31, 2019. Also included is the $231,250 that both Mr. McDade and Mr. Snyder earned under the 2019 Corporate ICP, although the number of shares of restricted stock that amount will be converted cannot practically be determined as of the date hereof.

SIMON PROPERTY GROUP 2020 PROXY STATEMENT 41

2019 PAY RATIO DISCLOSURE

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and in accordance with the rules of the SEC adopted thereunder, we are providing the following disclosure about the relationship of the annual total compensation of our employees to the annual total compensation of Mr. David Simon, our Chief Executive Officer. To understand this disclosure, we think it is important to give context to our operations. Our corporate headquarters are in Indianapolis, Indiana. We own, develop and manage premier shopping, dining, entertainment and mixed-use destinations. As of December 31, 2019, we owned or held an interest in 204 income-producing properties in 37 states and Puerto Rico. Internationally, as of December 31, 2019, we had ownership interests in 15 properties in Asia, 6 properties in Canada and Mexico and 8 properties in Europe, of which 6 properties are consolidated. Notwithstanding our international properties, fewer than 5% of our employees are located outside of the United States. We strive to create a global compensation program, which is competitive in terms of both the position and the geographic location in which the employee is located. Accordingly, our pay structures vary amongst employees based on position and geographic location.

IDENTIFICATION OF MEDIAN EMPLOYEE

There have not been any material changes to the Company's employee population or compensation arrangements during 2019 that we believe would significantly impact this year's pay ratio disclosure. Accordingly, as permitted by SEC executive compensation disclosure rules, we are electing to use the same median employee as was used for purposes of our 2017 pay ratio disclosure.

In calculating the Company's 2017 pay ratio we selected October 1, 2017, as the date on which to determine our median employee. As of that date, we had approximately 3,500 employees, of which 30 were located outside of the U.S. To determine our median employee, we considered employees who were employed by the Company or any of its wholly owned or consolidated subsidiaries on October 1, 2017, whether the employees were full-time, part-time, seasonal, or temporary. Because fewer than 5% of our employees were international employees as of October 1, 2017, we excluded our international workforce, which at that time consisted of 24 employees in Canada, four employees in Luxembourg, one employee in France, and one employee in Hong Kong.

For purposes of calculating the compensation of our employees to determine the median employee we measured compensation using the 12-month period ending December 31, 2017, and used a consistently applied compensation measure that consists of the elements described below:

•
Salary: Including base salary, pay for time worked, premium pay (e.g. overtime), and differentials (e.g. holiday worked).

•
Bonus: Including variable pay such as annual bonuses, spot bonuses, and commissions.

In determining the annual total compensation of the median employee, we calculated such employee's compensation in accordance with Item 402(c)(2)(x) of Regulation S-K as required pursuant to SEC executive compensation disclosure rules. This calculation is the same calculation used to determine total compensation for purposes of the 2019 Summary Compensation Table with respect to each of the named executive officers.

2019 PAY RATIO

The Company has made the following calculations in accordance with the rules of the SEC:

•
The annual total compensation of our median employee, other than our CEO, was $62,457.

•
Our CEO's annual total compensation, as reported in the "Total" column of the 2019 Summary Compensation Table, was $10,439,378.

Based on this information, the ratio of the annual total compensation of our CEO to the annual total compensation of our median employee is estimated to be 166 to 1.

EQUITY COMPENSATION PLAN INFORMATION

The following table gives information about our common stock that may be issued upon the exercise of options, warrants and rights under our existing equity compensation plans as of December 31, 2019.

PLAN CATEGORY	NUMBER OF SECURITIES TO BE ISSUED UPON EXERCISE OF OUTSTANDING OPTIONS, WARRANTS AND RIGHTS		WEIGHTED-AVERAGE EXERCISE PRICE OF OUTSTANDING OPTIONS, WARRANTS AND RIGHTS	NUMBER OF SECURITIES REMAINING AVAILABLE FOR FUTURE ISSUANCE UNDER EQUITY COMPENSATION PLANS

Equity compensation plans approved by security holders(1)	0	(2)	$0	7,780,859	(3)
Equity compensation plans not approved by security holders	0		$0	0

TOTAL	0		$0	7,780,859	(3)

(1)
Consists of the 2019 Plan, which was approved by shareholders at the 2019 annual meeting held on May 8, 2019.

(2)
Excluded are the outstanding LTIP units. These are excluded because, although the LTIP units are exchangeable for shares of the Company's common stock on a one-for-one basis, or cash, such selection is in the Company's sole discretion.

(3)
The 2019 Plan provides for the grant of incentive stock options, nonqualified stock options, SARs, restricted stock, RSUs, common stock, and performance units, including LTIP units.

42 SIMON PROPERTY GROUP 2020 PROXY STATEMENT

ASSESSMENT OF COMPENSATION-RELATED RISKS

Our senior management team conducts an ongoing assessment of the risks related to our compensation policies and practices. This team reviews and discusses the various design features and characteristics of our Company-wide compensation policies and programs. The team also considers the elements of our compensation program for our senior executives including the performance measures used for the Annual Cash Incentive Compensation program and our long-term incentive programs. Senior management obtains and evaluates data from a REIT peer group reflecting a comparison of compensation practices and pay levels for comparable positions within that group to assess the competitiveness of our compensation levels.

The Committee is responsible for overseeing the risks relating to compensation policies and practices affecting senior management on an ongoing basis. In performing this responsibility, the Committee utilizes the services of its independent compensation consultant to obtain advice and assistance in the design and implementation of incentive compensation programs for our executives. The consultant does no work for management, unless requested by the Chairman of the Committee. In reviewing whether our compensation policies and practices encourage excessive risk-taking, the Committee also considers senior management's assessment described above. We believe the following factors reduce the likelihood that our compensation policies and practices would encourage excessive risk-taking:

•
Our compensation mix is generally designed in large part to reward long-term performance and is balanced among (i) fixed cash components, (ii) incentives that reward improvements in total Company performance and business unit performance, (iii) components measured by individual performance, and (iv) performance-based incentive opportunities that may be realized in the future.

•
Our policies and programs are intended to encourage retention of our executives so that they can focus on achieving long-term objectives.

•
Our overall compensation is maintained at levels that are competitive with the market.
•
Our Annual Cash Incentive Compensation is weighted based on the achievement of several different financial and operational performance measures; the Committee has ultimate oversight in determining the Annual Cash Incentive Compensation allocation, thereby mitigating the risk that any one measure can dominate the payouts based on any formula.

•
Our NEO 2019 Performance-Based LTIP Program has a three-year performance period; the program has three performance measures; relative TSR, achievement of an objective financial metric growth rate, and achievement of objective strategic goals.

•
Our NEO 2019 Performance-Based LTIP Program includes a one-year vesting requirement after the conclusion of the three-year performance period.

•
Executive officers are subject to minimum stock ownership guidelines, equity award multi-year vesting requirements and limitations on trading our securities, including prohibitions on hedging our securities, under our Insider Trading Policy.

•
The Committee has discretion to decrease incentive performance targets and payouts when it determines that such adjustments would be in the best interests of the Company and our shareholders.

•
All LTIP unit awards contain "double trigger" change of control provisions.

•
All award agreements we have entered into with executive officers contain clawback provisions permitting the Company to recoup compensation tied to the achievement of financial targets if the compensation would not have been earned based on restated financial results.

Based on the foregoing, the Committee believes that our compensation policies and programs are not reasonably likely to have a material adverse effect on the Company.

SIMON PROPERTY GROUP 2020 PROXY STATEMENT 43

PROPOSAL 3:      Ratification of Independent Registered Public Accounting Firm

The Audit Committee has selected Ernst & Young LLP ("EY"), as our independent registered public accounting firm for 2020. Shareholders have the opportunity to ratify that selection in an advisory vote.

The Report of the Audit Committee, which follows this proposal, contains information on the amount of fees paid to EY during 2019 and 2018. Representatives of EY will be present at the 2020 Annual Meeting, will have an opportunity to make a statement if they desire to do so and will be available to respond to questions.

If the holders of a majority of voting shares voting on this matter do not approve the proposal, the Audit Committee will take into consideration the views of the shareholders and may, but will not be required to, appoint a different independent registered public accounting firm.

THE AUDIT COMMITTEE AND THE BOARD RECOMMEND THAT SHAREHOLDERS VOTE "FOR" RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2020.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee is responsible for monitoring the integrity of the Company's consolidated financial statements, the qualifications, performance and independence of the Company's independent registered public accounting firm, the performance of the Company's internal auditor and the Company's compliance with legal and regulatory requirements. We have the sole authority to appoint or replace the Company's independent registered public accounting firm as well as approve their compensation. In addition, we have responsibility to oversee them. The Committee operates under a written charter adopted by the Board which can be found on our website at committeecomposition.simon.com. The Committee currently has five members and the Board has determined that each is a financial expert in accordance with the rules adopted by the SEC. The Board has also determined that each of the members of the Audit Committee is independent under the standards of director independence established under our Governance Principles, NYSE listing standards, and applicable securities laws.

Management is responsible for the financial reporting process, including the system of internal controls, for the preparation of consolidated financial statements in accordance with accounting principles generally accepted in the United States and for management's report on internal controls over financial reporting. The Company's independent registered public accounting firm is responsible for auditing the consolidated financial statements and expressing an opinion on the financial statements and the effectiveness of internal controls over financial reporting. Our responsibility is to oversee and review the financial reporting process and to review and discuss management's report on internal controls over financial reporting. We are not, however, professionally engaged in the practice of accounting or auditing and do not provide any expert or other special assurance as to such financial statements concerning compliance with laws, regulations or accounting principles generally accepted in the United States or as to the independence of the independent registered public accounting firm. We rely, without independent verification, on the information provided to us and on the representations made by management and the independent registered public accounting firm.

We held eight meetings during 2019. The meetings were designed, among other things, to facilitate and encourage communication among the Audit Committee, management, the Company's internal auditor, and its independent registered public accounting firm, EY.

We discussed with the Company's internal auditor and EY the overall scope and plans for their respective audits. We met with the internal auditor and EY, with and without management present, to discuss the results of their examinations and their evaluations of the Company's internal controls. We reviewed and discussed the Company's compliance with Section 404 of the Sarbanes-Oxley Act of 2002, including consideration of the Public Company Accounting Oversight Board's ("PCAOB") Auditing Standard 2201, An Audit of Internal Control Over Financial Reporting That is Integrated With an Audit of Financial Statements.

We discussed with management the Company's major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Company's risk assessment and risk management processes.

We reviewed and discussed the audited consolidated financial statements for the year ended December 31, 2019 with management, the internal auditor and EY. We reviewed EY's report on our financial statements, which indicated that the financial statements present fairly, in all material respects, our financial position and results of operations and cash flows in conformity with accounting principles generally accepted in the United States. We reviewed and discussed with management, the internal auditor and EY, management's report on the effectiveness of internal controls over financial reporting and EY's report on internal controls over financial reporting. We also discussed with management and the internal auditor the process used to support certifications by the

44 SIMON PROPERTY GROUP 2020 PROXY STATEMENT

REPORT OF THE AUDIT COMMITTEE

Company's CEO and Chief Financial Officer that are required by the SEC and the Sarbanes-Oxley Act of 2002 to accompany the Company's periodic filings with the SEC and the processes used to support management's report on the Company's internal control over financial reporting.

We also discussed with EY all matters required to be discussed by the applicable requirements of the PCAOB and the SEC. In addition, we discussed with EY and management the PCAOB's Auditing Standard 3101, The Auditor's Report on an Audit of Financial Statements When the Auditor Expresses an Unqualified Opinion, and EY's process for identifying critical audit matters for the Company.

We also received the written disclosures and the letter from EY required by applicable requirements of the PCAOB regarding the independent auditor's communications with us concerning independence and we discussed with EY the independence of that firm.

When analyzing EY's independence, we considered if the services EY provided to the Company beyond those rendered in connection with its audit of the Company's consolidated financial statements including (i) its audit of the effectiveness of internal controls over financial reporting and (ii) its reviews of the Company's quarterly unaudited consolidated financial statements, and whether such items were compatible with EY maintaining its independence. We concluded that the provision of such services by EY in the past year has not jeopardized EY's independence.

Based on our review and these meetings, discussions and reports, and subject to the limitations on our role and responsibilities referred to above and in the Audit Committee charter, we recommended to the Board that the Company's audited consolidated financial statements for the year ended December 31, 2019 be included in the Company's Annual Report.

The Audit Committee has also selected EY as the Company's independent registered public accounting firm for the year ended December 31, 2020, based on our belief that it is in the best interest of the Company and the shareholders, and will present the selection to the shareholders for ratification at the meeting. In connection with this decision, the Audit Committee assessed the independent auditor's performance. This assessment examined three primary criteria: (1) the independent auditor's qualifications and experience; (2) the communication and interactions with the independent auditor over the course of the year; and (3) the independent auditor's independence, objectivity, and professional skepticism. These criteria were discussed with management during a private session, as well as in executive session.

EY has served as the Company's auditor since 2002. We would also like to note, that commencing with the 2017 audit, a new lead audit partner was appointed. This partner was identified after extensive discussions among management, the Audit Committee members and EY and we provided a report to the Board.

We approve all audit and permissible non-audit services to be provided to the Company by EY prior to commencement of services. We have delegated to the Chairman of the Audit Committee the authority to approve specific services up to specified individual and aggregate fee amounts. Any approval decisions are presented to the full Audit Committee at the next scheduled meeting after such approvals are made.

The Company has incurred the fees set forth below for services provided by EY. The Audit Committee has final approval with respect to the amount of these fees. EY has advised us that it has billed or will bill these indicated amounts for the following categories of services for the years ended December 31, 2019 and 2018, respectively:

	2019	2018

Audit Fees(1)	$4,230,000	$3,941,000
Audit-Related Fees(2)	$4,835,000	$5,024,000
Tax Fees(3)	$266,000	$191,000
All Other Fees	$0	$0

(1)
Audit Fees include fees for the audits of the financial statements and the effectiveness of internal controls over financial reporting for us and the Operating Partnership and services associated with the related SEC registration statements, periodic reports, and other documents issued in connection with securities offerings.

(2)
Audit-Related Fees include audits of individual or portfolios of properties and schedules to comply with lender, joint venture partner or contract requirements and due diligence services for our managed consolidated and joint venture properties and our consolidated non-managed properties. Our share of these Audit-Related Fees was approximately 59% and 60% in 2019 and 2018, respectively.

(3)
Tax Fees include fees for international and other tax consulting services and tax return compliance services associated with the tax returns for certain managed joint ventures as well as other miscellaneous tax compliance services. Our share of these Tax Fees was approximately 65% and 59% in 2019 and 2018, respectively.

The Audit Committee: J. Albert Smith, Jr., Chairman Larry C. Glasscock Reuben S. Leibowitz Stefan M. Selig Marta R. Stewart

SIMON PROPERTY GROUP 2020 PROXY STATEMENT 45

SUSTAINABILITY

We have a long-standing commitment to our shareholders and communities to conduct our business in an environmentally and socially responsible manner. Our corporate sustainability vision is to be recognized as a leader in sustainable development and sustainability operations of retail properties in the United States.

We incorporate sustainable thinking into various areas of our business, from how we plan, develop, and operate our properties, to how we do business with our customers, engage with our communities, and create a productive and positive work environment for our employees. Our sustainability framework focuses on four key areas: Environment; Customers; Communities; and Employees. We have acted on each of these areas by setting specific goals and measuring progress to ensure accountability with respect to our commitments.

We leverage sustainability initiatives to achieve cost efficiencies in our operations. By implementing a range of energy management practices, continuous energy monitoring, and reporting, we have reduced our energy consumption at comparable properties every year since 2003. As a result, excluding new developments, we have reduced the electricity usage over which we have direct control by 373,777 MWh since 2003. This represents a 38% reduction in electricity usage across a portfolio of comparable properties.

During the same time period, Simon reduced greenhouse gas emissions by 45%, eliminating over 260,532 metric tons of carbon dioxide equivalents, including emission streams that have been consistently tracked since 2003 including scope 1, scope 2, and for scope 3 only employee commuting and business travel. Additional emission streams, such as emissions generated from solid waste management, use of refrigerants, and tenant plug-load consumptions, have been included in Simon's sustainability disclosure since 2013 and are reported in Simon's annual sustainability report published in accordance with the guidelines of the Global Reporting Initiatives (GRI), the most widely used international standard for sustainability reporting.

Simon's sustainability performance has been recognized by international organizations. Simon was awarded a Green Star ranking—the designation awarded for leadership in sustainability performance by the Global Real Estate Sustainability Benchmark (GRESB). In 2019, Simon participated in CDP's annual climate change questionnaire and received a B score that represents results that are higher than the North America regional average of C, and higher than our sector average of C.

FOR ADDITIONAL INFORMATION ABOUT THE COMPANY'S SUSTAINABILITY EFFORTS, PLEASE VIEW OUR 2019 SUSTAINABILITY REPORT ON THE COMPANY'S WEBSITE, BY VISITING SUSTAINABILITY.SIMON.COM.

46 SIMON PROPERTY GROUP 2020 PROXY STATEMENT

ADDITIONAL INFORMATION

ANNUAL REPORT

Our Annual Report, including financial statements audited by EY, our independent registered public accounting firm, and EY's report thereon, is available to our shareholders on the Internet as described in the Notice. In addition, a copy of our Annual Report will be sent to any shareholder without charge (except for exhibits, if requested, for which a reasonable fee will be charged), upon written request to: Investor Relations, Simon Property Group, Inc., 225 West Washington Street, Indianapolis, Indiana 46204. Our Annual Report is also available and may be accessed free of charge at annualreports.simon.com.

SHAREHOLDER PROPOSALS AT OUR 2021 ANNUAL MEETING

RULE 14a-8 SHAREHOLDER PROPOSALS

To be considered for inclusion in the proxy materials for the 2021 annual meeting of shareholders pursuant to Rule 14a-8 of the Exchange Act, a shareholder proposal made pursuant to such rule must be received by the General Counsel and Secretary of the Company, Steven E. Fivel, at 225 West Washington Street, Indianapolis, Indiana 46204, by the close of business on December 3, 2020. For any such proposal to be considered for inclusion, it should be delivered by U.S. Postal Service-Priority Mail Express with proof of delivery or an internationally recognized overnight carrier (providing proof of delivery). If the date of such meeting is changed by more than 30 days from May 12, 2021, the proposal must be received by the Company at a reasonable time before the Company begins to print and send its proxy materials. In addition, shareholder proposals must otherwise comply with the requirements of Rule 14a-8 promulgated under the Exchange Act and any other applicable laws and regulations.

SHAREHOLDER PROPOSALS OR OTHER BUSINESS OUTSIDE OF THE RULE 14a-8 PROCESS

The Company's By-Laws also establish an advance notice procedure for shareholders who wish to present a proposal of business or nominate a director before an annual meeting of shareholders but do not intend for the proposal to be included in the Company's Proxy Statement pursuant to Rule 14a-8. Pursuant to the Company's By-Laws, such a proposal of business or nomination of a director may be brought before the meeting by a shareholder who is entitled to vote at such meeting and who gives timely notice of such proposal or nomination and otherwise satisfies the applicable requirements. To be timely for the 2021 annual meeting of shareholders, such notice should be delivered by U.S. Postal Service-Priority Mail Express with proof of delivery or an internationally recognized overnight carrier (providing proof of delivery), and must be received by the General Counsel and Secretary of the Company, Steven E. Fivel, at 225 West Washington Street, Indianapolis, Indiana 46204 by the close of business on January 12, 2021. If the date of the 2021 annual meeting of shareholders is changed by more than 30 days from May 12, 2021, the proposal must be received by the Company not later than the close of business on the later of 120 calendar days in advance of the 2021 annual meeting of shareholders or 10 calendar days following the date upon which public announcement of the date of the meeting is first made.

PROXY ACCESS NOMINATIONS

The Company's By-Laws also establish a proxy access provision for shareholders who wish to include director nominees in the Company's proxy statement. Such nomination of a director may be submitted by a shareholder if the shareholder nominee, nominating shareholder and nomination process meet certain requirements outlined in our By-Laws, including that timely notice of such director nomination is provided. To be timely for the 2021 annual meeting of shareholders, such notice should be delivered by U.S. Postal Service-Priority Mail Express with proof of delivery or an internationally recognized overnight carrier (providing proof of delivery), and must be received by the General Counsel and Secretary of the Company, Steven E. Fivel, at 225 West Washington Street, Indianapolis, Indiana 46204 not later than December 3, 2020 nor earlier than November 3, 2020. If the date of the 2021 annual meeting of shareholders is changed more than 30 days from May 12, 2021, the notice must be received no later than the close of business on the 10th day following the day on which public announcement of the date of the annual meeting is first made. For more information on our proxy access provision, see the section of this Proxy Statement titled "Corporate Governance of the Company—Policies on Corporate Governance."

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Exchange Act and thus file periodic reports and other information with the SEC. These reports and the other information we file with the SEC can be read and copied at the public reference room facilities maintained by the SEC in Washington, DC at 100 F Street, N.E., Washington, DC 20549. The SEC's telephone number to obtain information on the operation of the public reference room is (800) SEC-0330. These reports and other information are also filed by us electronically with the SEC and are available at its website, www.sec.gov.

INCORPORATION BY REFERENCE

To the extent this Proxy Statement has been or will be specifically incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, the sections of this Proxy Statement, titled, "Compensation Committee Report" and "Report of the Audit Committee" should not be deemed to be so incorporated unless specifically otherwise provided in any such filing.

SIMON PROPERTY GROUP 2020 PROXY STATEMENT 47

FREQUENTLY ASKED QUESTIONS AND ANSWERS

WHAT IS A PROXY?

A proxy is your legal designation of another person to vote on your behalf. By completing and returning the enclosed proxy card, you are giving the persons named in the proxy card, Mr. David Simon and Mr. Larry C. Glasscock, the authority to vote your shares in the manner you indicate on your proxy card.

WHO IS ELIGIBLE TO VOTE?

You are eligible to vote on all matters presented to the shareholders at the meeting if you own shares of our common stock, par value $.0001 per share at the close of business on the Record Date.

All of the Class B common stock is subject to voting trusts as to which Mr. David Simon and Mr. Herbert Simon are the voting trustees. The Board is not soliciting proxies in respect of the Class B common stock.

HOW MANY SHARES MAY VOTE AT THE MEETING?

On the Record Date, there were outstanding 305,614,225 shares of common stock and 8,000 shares of Class B common stock. As a result, a total of 305,622,225 shares are entitled to vote (which we refer to in this Proxy Statement as the "voting shares") on all matters presented to shareholders at the meeting.

HOW MANY SHARES MUST BE PRESENT TO HOLD THE MEETING?

The presence at the meeting in person or by proxy of holders of shares representing a majority of all the votes entitled to be cast at the meeting, or 152,811,113 voting shares, will constitute a quorum for the transaction of business.

WHAT IS THE DIFFERENCE BETWEEN A "SHAREHOLDER OF RECORD" AND A "STREET NAME" HOLDER?

These terms describe how your shares are held. If your shares are registered directly in your name with Computershare Shareowner Services, our transfer agent, you are a "shareholder of record." If your shares are held in the name of a brokerage, bank, trust or other nominee as a custodian, you are a "street name" holder.

HOW DO I VOTE MY SHARES?

If you are a "shareholder of record," you have several choices. You can vote your shares by proxy:

•
Via the Internet by visiting www.proxyvote.com;

•
By telephone by dialing toll-free 1-800-690-6903;

•
By mailing your proxy card. Please refer to the specific instructions set forth on the Notice or printed proxy materials. For security reasons, our electronic voting system has been designed to authenticate your identity as a shareholder; or

•
By voting in person at Simon Property Group Headquarters, 225 W. Washington Street, Indianapolis, Indiana 46204 on May 12, 2020 at 8:30 a.m. EDT.

If you are a "street name" holder, you can vote your shares by following the instructions on the voting instructions or your broker/bank/trustee/nominee will provide you with materials and instructions for voting your shares.

CAN I VOTE MY SHARES IN PERSON AT THE MEETING?

If you are a "shareholder of record," you may vote your shares in person at the meeting. If you hold your shares in "street name," you must obtain a proxy from your broker, bank, trustee or nominee, giving you the right to vote the shares at the meeting.

HOW DO I SIGNUP FOR ELECTRONIC DELIVERY OF PROXY MATERIALS?

On the Internet visit www.proxyvote.com with your proxy card in hand with your control number, and follow the instructions to indicate that you agree to receive or access proxy materials electronically in future years. The Company will make a $1.00 charitable contribution to the Simon Youth Foundation (www.syf.org) on behalf of each shareholder who signs up for electronic delivery.

ADMISSION REQUIREMENTS—WHAT DO I NEED TO DO TO ATTEND THE MEETING IN PERSON?

Proof of stock ownership and some form of government-issued photo identification (such as a valid driver's license or passport) will be required for admission to the meeting. Only shareholders who owned Company common stock as of the close of business on the Record Date are entitled to attend the meeting.

If your shares are registered in your name and you owned Company common stock as of the close of business on the Record Date, you only need to provide some form of government issued photo identification for admission. If your shares are held in a bank or brokerage account, contact your bank or broker to obtain a written legal proxy in order to vote your shares at the meeting. If you do not obtain a legal proxy from your bank or broker, you will not be entitled to vote your shares, but you can still attend the meeting if you bring a recent bank or brokerage statement showing that you owned shares of common stock on the Record Date, and provide some form of government-issued photo identification.

We intend to hold the meeting in person as described herein; however, as part of our precautions regarding COVID-19, we are planning for the possibility that the meeting may be held solely by means of remote communication. If we take this step, we will announce the decision to do so in advance by filing Definitive Additional Materials with the SEC along with notice of the changes to the meeting. Details on how to participate will be available at investors.simon.com.

48 SIMON PROPERTY GROUP 2020 PROXY STATEMENT

FREQUENTLY ASKED QUESTIONS AND ANSWERS

WHAT ARE THE BOARD'S RECOMMENDATIONS ON HOW I SHOULD VOTE MY SHARES?

The Board recommends that you vote your shares as follows:

•
Proposal 1: FOR the election of all ten (10) independent director nominees named in this Proxy Statement.

•
Proposal 2: FOR the advisory vote to approve the compensation of our Named Executive Officers.

•
Proposal 3: FOR the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2020.

HOW WOULD MY SHARES BE VOTED IF I DO NOT SPECIFY HOW THEY SHOULD BE VOTED?

If you sign and return a proxy card without indicating how you want your shares to be voted, the persons named as proxies will vote your shares as follows:

•
Proposal 1: FOR the election of all ten (10) independent director nominees named in this Proxy Statement.

•
Proposal 2: FOR the advisory vote to approve the compensation of our Named Executive Officers.

•
Proposal 3: FOR the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2020.

HOW WILL ABSTENTIONS BE TREATED?

For the 2020 Annual Meeting, abstentions will have no effect on the outcome of Proposal 1: Election of Directors, Proposal 2:

Advisory Vote to Approve the Compensation of our NEOs, and Proposal 3: Ratification of Independent Registered Public Accounting Firm.

However, abstentions will be considered present and entitled to vote at the 2020 Annual Meeting and will be counted towards determining whether or not a quorum is present.

WHAT ARE BROKER NON-VOTES AND HOW WILL BROKER NON-VOTES BE TREATED?

A broker non-vote occurs when a nominee, such as a broker, holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary authority to vote for that particular proposal and has not received instructions from the beneficial owner as to how to vote its shares. Proposals 1 and 2 fall into this category. If you do not provide your broker with voting instructions, any of your shares held by the broker will not be counted as having been voted on any of these proposals. We do not expect there to be any broker non-votes with respect to Proposal 3, as brokers are entitled to vote on the ratification of independent registered accounting firms. "Broker non-votes" will be considered present at the 2020 Annual Meeting and will be counted towards determining whether or not a quorum is present.

WHAT VOTE IS REQUIRED TO APPROVE EACH PROPOSAL?

All voting shares are entitled to one vote per share. To approve each of the proposals, the following votes are required from the holders of voting shares.

PROPOSAL NUMBER	SUBJECT	VOTE REQUIRED	IMPACT OF ABSTENTIONS AND BROKER NON-VOTES, IF ANY

1	Elect the ten (10) independent director nominees named in this Proxy Statement	More votes FOR than AGAINST. Under our By-Laws, for purposes of this proposal, a "majority of votes cast" means more votes cast FOR than AGAINST.	Abstentions and broker non-votes will not impact the outcome of this proposal, as they are not considered votes cast under the majority of votes cast standard.

2	Advisory vote to approve the compensation of our Named Executive Officers	Majority of votes cast.	Abstentions and broker non-votes will not impact the outcome of this proposal, as they are not considered votes cast under the majority of votes cast standard.

3	Ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2020	Majority of votes cast.	Abstentions will not impact the outcome of this proposal, as they are not considered votes cast under the majority of votes cast standard. We do not expect there to be any broker non-votes with respect to this proposal, as brokers are entitled to vote on the ratification of independent registered accounting firms.

The voting trustees who vote the Class B common stock have advised us that they intend to vote all shares of the Class B common stock FOR the election of all nominees and FOR Proposals 2 and 3.

WHY DID I RECEIVE MORE THAN ONE NOTICE OR PROXY CARD?

You will receive multiple Notices or cards if you hold your shares in different ways (e.g., joint tenancy, trusts, custodial accounts) or in multiple accounts. If your shares are held by a broker (i.e., in "street name"), you will receive your proxy card or other voting information from your broker, and you will return your proxy card(s) to your broker. You should vote on and sign each proxy card you receive.

SIMON PROPERTY GROUP 2020 PROXY STATEMENT 49

FREQUENTLY ASKED QUESTIONS AND ANSWERS

CAN I CHANGE MY VOTE AFTER I HAVE MAILED IN MY PROXY CARD?

You may revoke your proxy by doing one of the following:

•
By sending a written notice of revocation to our Secretary at 225 West Washington Street, Indianapolis, Indiana 46204 that is received prior to the 2020 Annual Meeting, stating that you revoke your proxy;

•
By signing a later-dated proxy card and submitting it so that it is received prior to the 2020 Annual Meeting in accordance with the instructions included in the proxy card(s); or

•
By attending the 2020 Annual Meeting and voting your shares in person.

WHAT HAPPENS IF ADDITIONAL MATTERS ARE PRESENTED AT THE ANNUAL MEETING?

We know of no other matters other than the items of business described in this Proxy Statement that can be considered at the 2020 Annual Meeting. If other matters requiring a vote do arise, the persons named as proxies will have the discretion to vote on those matters for you.

WHO WILL COUNT THE VOTES?

Broadridge Financial Solutions, Inc. will count the votes and will facilitate the engagement of an independent inspector of election. The inspector will be present at the 2020 Annual Meeting.

WILL THE MEETING BE ACCESSIBLE TO DISABLED PERSONS?

Our corporate headquarters is accessible to disabled persons. Please call us at least five days in advance at 800-461-3439 if you require any special accommodations.

HOW CAN I REVIEW THE LIST OF SHAREHOLDERS ENTITLED TO VOTE AT THE ANNUAL MEETING?

A list of shareholders entitled to vote at the meeting will be available at the 2020 Annual Meeting and for ten days prior to the 2020 Annual Meeting, between the hours of 9:00 a.m. and 5:00 p.m. (EDT), at our offices at 225 West Washington Street, Indianapolis, Indiana 46204. If you were a shareholder on the Record Date, and would like to view the shareholder list, please contact our Secretary to schedule an appointment.

WHO PAYS THE COST OF THIS PROXY SOLICITATION?

The Company will pay the cost of soliciting proxies in connection with this Proxy Statement, including the cost of preparing, assembling and mailing the proxy materials. We will also request banks, brokers and other holders of record to send the proxy materials to, and obtain proxies from, beneficial owners and will reimburse them for their reasonable expenses in doing so. In addition, we have hired Georgeson LLC to assist in the solicitation of proxies. We will pay Georgeson LLC a base fee of $20,000 for its proxy solicitation services.

IS THIS PROXY STATEMENT THE ONLY WAY THAT PROXIES ARE BEING SOLICITED?

Certain employees or other representatives of the Company may also solicit proxies by telephone, facsimile, e-mail or personal contact. They will not be specifically compensated for doing so.

HAS THE COMPANY ADOPTED A MAJORITY VOTING STANDARD?

Yes. Under our By-Laws, in an uncontested election a nominee will be elected only if the number of votes cast FOR a director's election exceeds the number of votes cast AGAINST that director's election. A nominee who receives more AGAINST votes than FOR votes will be required to tender his or her resignation, subject to acceptance by the Board. For more information, see the section of this Proxy Statement titled "Corporate Governance Matters—Majority Vote Standard for Election of Directors."

WHERE DO I FIND RECONCILIATION OF NON-GAAP TERMS TO GAAP TERMS?

FFO is a non-GAAP financial measure that we believe provides useful information to investors. Please refer to Management's Discussion and Analysis of Financial Condition and Results of Operations on pages 69-72 of our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, for a definition and reconciliation of FFO to consolidated net income and FFO per share to net income per share. When comparing 2017 FFO per share to 2019 FFO per share to calculate the CAGR, the Compensation Committee utilized comparable FFO per share rather than reported FFO per share. The 2017 reported FFO per share was adjusted for the effect of a $0.36 per share loss on extinguishment of debt during 2017 as well as to reflect a $0.12 per share amount related to the new Leases standard (ASC 842) which was adopted by the Company effective January 1, 2019. As a result of the adoption of the new Leases standard, the Company is no longer permitted to capitalize certain indirect leasing costs. The adjustment for 2017 reflects the amounts capitalized in the previously reported periods, which were not required to be restated to adopt this change in accounting. The 2019 comparable FFO excludes a $0.33 per share loss on extinguishment of debt, which is consistent with the $0.36 per share loss on extinguishment of debt adjustment made in 2017.

NOI is a non-GAAP financial measure that we believe provides useful information to investors. Please refer to Management's Discussion and Analysis of Financial Condition and Results of Operations on pages 69-72 of our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, for a definition and reconciliation of NOI to consolidated net income and set forth the computations of portfolio NOI and comparable property NOI.

50 SIMON PROPERTY GROUP 2020 PROXY STATEMENT

FREQUENTLY ASKED QUESTIONS AND ANSWERS

ATTEND OUR ANNUAL MEETING

Date and Time:	May 12, 2020 at 8:30 a.m. EDT
Location:	Simon Property Group Headquarters 225 W. Washington Street Indianapolis, Indiana 46204
Record Date:	March 16, 2020

We intend to hold the meeting in person as described above; however, as part of our precautions regarding COVID-19, we are planning for the possibility that the meeting may be held solely by means of remote communication. If we take this step, we will announce the decision to do so in advance by filing Definitive Additional Materials with the SEC along with notice of the changes to the meeting. Details on how to participate will be available at investors.simon.com.

SIMON PROPERTY GROUP 2020 PROXY STATEMENT 51

VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on May 11, 2020. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on May 11, 2020. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. SIMON PROPERTY GROUP, INC. 225 WEST WASHINGTON STREET INDIANAPOLIS, IN 46204 TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: D08861-P34870-Z76476 KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. SIMON PROPERTY GROUP, INC. The Board of Directors recommends you vote FOR the following proposals: 1. Election of Directors Nominees: For Against Abstain ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! 1a. Glyn F. Aeppel For Against Abstain ! ! ! ! ! ! 1b. Larry C. Glasscock 2. An advisory vote to approve the compensation of our Named Executive Officers. Ratification of Ernst & Young LLP as our independent registered public accounting firm for 2020. 1c. Karen N. Horn, Ph.D. 3. 1d. Allan Hubbard NOTE: Such other business as may properly come before the meeting or any adjournment thereof. 1e. Reuben S. Leibowitz 1f. Gary M. Rodkin 1g. Stefan M. Selig 1h. Daniel C. Smith, Ph.D. 1i. J. Albert Smith, Jr. 1j. Marta R. Stewart Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date Sign up for E-Delivery and we will make a $1 donation to Simon Youth Foundation on your behalf.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report on Form 10-K for the fiscal year ended December 31, 2019 are available at www.proxyvote.com. D08862-P34870-Z76476 SIMON PROPERTY GROUP, INC. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 12, 2020 The shareholder hereby appoints David Simon and Larry C. Glasscock, or either of them, as proxies, each with the power of substitution, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of Simon Property Group, Inc. that the shareholder is entitled to vote at the Annual Meeting of Shareholders to be held at 8:30 a.m., Eastern Daylight Time, on May 12, 2020 and any adjournment or postponement thereof. The meeting will be held either at 225 WEST WASHINGTON STREET, INDIANAPOLIS, INDIANA 46204 or virtually through hosting on the Internet. If we decide that the meeting will be a virtual one, we will announce the decision in advance by filing Definitive Additional Materials with the Securities and Exchange Commission along with notice of the changes to the Annual Meeting. Details on how to participate will be available at investors.simon.com. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE SHAREHOLDER. IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED "FOR" ALL TEN NOMINEES LISTED ON THE REVERSE SIDE FOR ELECTION TO THE BOARD OF DIRECTORS, "FOR" PROPOSAL 2 AND "FOR" PROPOSAL 3. IF ANY OTHER MATTER IS PROPERLY BROUGHT BEFORE THE ANNUAL MEETING AND ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF, THE PERSONS NAMED IN THIS PROXY WILL VOTE IN THEIR DISCRETION. PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE. Continued and to be signed on reverse side